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                                                                    EXHIBIT 10.1

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                              ACME TELEVISION, LLC

                                  AS BORROWER,

                           ACME COMMUNICATIONS, INC.,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                           DATED AS OF AUGUST 8, 2003

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                               TABLE OF CONTENTS

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1.       DEFINITIONS AND CONSTRUCTION...........................................................................         1

         1.1      Definitions...................................................................................         1

         1.2      Accounting Terms..............................................................................        36

         1.3      Code..........................................................................................        36

         1.4      Construction..................................................................................        36

         1.5      Schedules and Exhibits........................................................................        36

2.       LOAN AND TERMS OF PAYMENT..............................................................................        36

         2.1      Revolver Advances.............................................................................        36

         2.2      Reduction of Maximum Revolver Amount..........................................................        37

         2.3      Borrowing Procedures and Settlements..........................................................        39

         2.4      Payments......................................................................................        46

         2.5      Overadvances..................................................................................        49

         2.6      Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations....................        49

         2.7      Cash Management...............................................................................        50

         2.8      Crediting Payments............................................................................        52

         2.9      Designated Account............................................................................        52

         2.10     Maintenance of Loan Account; Statements of Obligations........................................        52

         2.11     Fees..........................................................................................        53

         2.12     Letters of Credit.............................................................................        54

         2.13     LIBOR Option..................................................................................        57

         2.14     Capital Requirements..........................................................................        60

3.       CONDITIONS; TERM OF AGREEMENT..........................................................................        61

         3.1      Conditions Precedent to the Initial Extension of Credit.......................................        61

         3.2      Conditions Precedent to Intermediate Notes Repayment..........................................        64

         3.3      Conditions Precedent to all Extensions of Credit..............................................        66

         3.4      Term..........................................................................................        66

         3.5      Effect of Termination.........................................................................        66

         3.6      Early Termination by Borrower.................................................................        67

4.       CREATION OF SECURITY INTEREST..........................................................................        68
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         4.1      Grant of Security Interest....................................................................        68

         4.2      Negotiable Collateral.........................................................................        69

         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral........................        69

         4.4      Delivery of Additional Documentation Required.................................................        69

         4.5      Power of Attorney.............................................................................        70

         4.6      Right to Inspect..............................................................................        70

         4.7      Control Agreements............................................................................        71

         4.8      Release of Collateral.........................................................................        71

5.       REPRESENTATIONS AND WARRANTIES.........................................................................        71

         5.1      No Encumbrances...............................................................................        71

         5.2      [Intentionally omitted].......................................................................        71

         5.3      [Intentionally omitted].......................................................................        71

         5.4      Equipment.....................................................................................        71

         5.5      Location of Inventory and Equipment...........................................................        72

         5.6      [Intentionally omitted].......................................................................        72

         5.7      Location of Chief Executive Office; FEIN......................................................        72

         5.8      Due Organization and Qualification; Subsidiaries..............................................        72

         5.9      Due Authorization; No Conflict................................................................        73

         5.10     Litigation....................................................................................        74

         5.11     No Material Adverse Change....................................................................        75

         5.12     Fraudulent Transfer...........................................................................        75

         5.13     Employee Benefits.............................................................................        75

         5.14     Environmental Condition.......................................................................        75

         5.15     Brokerage Fees................................................................................        75

         5.16     Intellectual Property.........................................................................        76

         5.17     Leases........................................................................................        76

         5.18     DDAs..........................................................................................        76

         5.19     Complete Disclosure...........................................................................        76

         5.20     Indebtedness..................................................................................        77

         5.21     Licenses and Permits..........................................................................        77
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         5.22     No Default in Main Station Licenses...........................................................        78

         5.23     LMAs..........................................................................................        78

         5.24     Governmental Authority........................................................................        78

         5.25     Inactive Subsidiary...........................................................................        78

         5.26     The Stations..................................................................................        78

         5.27     Signal Carriage...............................................................................        79

         5.28     Proceeds of Intermediate Notes................................................................        80

6.       AFFIRMATIVE COVENANTS..................................................................................        80

         6.1      Accounting System.............................................................................        80

         6.2      Collateral Reporting..........................................................................        80

         6.3      Financial Statements, Reports, Certificates...................................................        80

         6.4      [Intentionally omitted].......................................................................        83

         6.5      Advertising Rebates...........................................................................        83

         6.6      Maintenance of Properties.....................................................................        83

         6.7      Taxes.........................................................................................        83

         6.8      Insurance.....................................................................................        84

         6.9      Location of Inventory and Equipment...........................................................        85

         6.10     Compliance with Laws..........................................................................        85

         6.11     Leases........................................................................................        86

         6.12     Brokerage Commissions.........................................................................        86

         6.13     Existence.....................................................................................        86

         6.14     Environmental.................................................................................        86

         6.15     Government Authorization......................................................................        86

         6.16     Off-the-Air Reports...........................................................................        87

         6.17     License Status................................................................................        87

         6.18     Notices.......................................................................................        87

         6.19     Preservation of FCC Licenses..................................................................        87

         6.20     Construction of Digital Television Broadcast Stations.........................................        87

         6.21     Signal Carriage...............................................................................        87

         6.22     Disclosure Updates............................................................................        88
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         6.23     Repayment of the Intermediate Notes...........................................................        88

7.       NEGATIVE COVENANTS.....................................................................................        88

         7.1      Indebtedness..................................................................................        88

         7.2      Liens.........................................................................................        89

         7.3      Restrictions on Fundamental Changes...........................................................        90

         7.4      Disposal of Assets............................................................................        90

         7.5      Change Name...................................................................................        90

         7.6      Guarantee.....................................................................................        90

         7.7      Nature of Business............................................................................        91

         7.8      Prepayments and Amendments....................................................................        91

         7.9      Change of Control.............................................................................        91

         7.10     Change Governing Documents....................................................................        92

         7.11     Distributions.................................................................................        92

         7.12     Accounting Methods............................................................................        93

         7.13     Investments...................................................................................        93

         7.14     Transactions with Affiliates..................................................................        93

         7.15     Suspension....................................................................................        93

         7.16     [Intentionally omitted].......................................................................        93

         7.17     Use of Proceeds...............................................................................        93

         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees............        93

         7.19     Deposit Accounts and Securities Accounts......................................................        94

         7.20     Main Station Licenses.........................................................................        94

         7.21     Local Marketing Agreements....................................................................        94

         7.22     Financial Covenants...........................................................................        95

         7.23     Inactive Subsidiary...........................................................................        98

8.       EVENTS OF DEFAULT......................................................................................        98

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES................................................................        101

         9.1      Rights and Remedies..........................................................................        101

         9.2      Remedies Cumulative..........................................................................        104
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10.      TAXES AND EXPENSES....................................................................................        104

11.      WAIVERS; INDEMNIFICATION..............................................................................        105

         11.1     Demand; Protest; etc.........................................................................        105

         11.2     The Lender Group's Liability for Collateral..................................................        105

         11.3     Indemnification..............................................................................        105

12.      NOTICES...............................................................................................        106

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................................................        107

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS............................................................        108

         14.1     Assignments and Participations...............................................................        108

         14.2     Successors...................................................................................        111

15.      AMENDMENTS; WAIVERS...................................................................................        111

         15.1     Amendments and Waivers.......................................................................        111

         15.2     Replacement of Holdout Lender................................................................        112

         15.3     No Waivers; Cumulative Remedies..............................................................        113

16.      AGENT; THE LENDER GROUP...............................................................................        113

         16.1     Appointment and Authorization of Agent.......................................................        113

         16.2     Delegation of Duties.........................................................................        114

         16.3     Liability of Agent...........................................................................        115

         16.4     Reliance by Agent............................................................................        115

         16.5     Notice of Default or Event of Default........................................................        115

         16.6     Credit Decision..............................................................................        116

         16.7     Costs and Expenses; Indemnification..........................................................        116

         16.8     Agent in Individual Capacity.................................................................        117

         16.9     Successor Agent..............................................................................        117

         16.10    Lender in Individual Capacity................................................................        118

         16.11    Withholding Taxes............................................................................        118

         16.12    Collateral Matters...........................................................................        120

         16.13    Restrictions on Actions by Lenders; Sharing of Payments......................................        121

         16.14    Agency for Perfection........................................................................        122

         16.15    Payments by Agent to the Lenders.............................................................        122
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         16.16    Concerning the Collateral and Related Loan Documents.........................................        122

         16.17    Field Audits and Examination Reports; Confidentiality; Disclaimers by
                  Lenders; Other Reports and Information.......................................................        123

         16.18    Several Obligations; No Liability............................................................        124

         16.19    Legal Representation of Agent................................................................        124

17.      GENERAL PROVISIONS....................................................................................        125

         17.1     Effectiveness................................................................................        125

         17.2     Section Headings.............................................................................        125

         17.3     Interpretation...............................................................................        125

         17.4     Severability of Provisions...................................................................        125

         17.5     Amendments in Writing........................................................................        125

         17.6     Counterparts; Telefacsimile Execution........................................................        125

         17.7     Revival and Reinstatement of Obligations.....................................................        125

         17.8     FCC Approvals................................................................................        126

         17.9     Integration..................................................................................        126

         17.10    Amendment and Restatement of Existing Loan Agreement.........................................        126
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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                  THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 8, 2003 between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, ACME TELEVISION, LLC, a Delaware limited liability company ("Borrower") and, solely for the purpose of making the covenants, waivers, consents, and other agreements set forth in Sections 7.1, 7.2, 7.6, 7.8, 9.2, 11.3(b), 13, 14.2, 17.1, 17.3, 17.4, 17.5, 17.6, 17.9,
17.10, 17.12, and 17.13 and not as an Obligor, ACME COMMUNICATIONS, INC., a Delaware corporation ("ACME Parent").

                  The parties agree to amend and restate in its entirety that certain Loan and Security Agreement (as amended from time to time prior to the date hereof, the "Existing Loan Agreement"), dated as of February 13, 2002, by and among Borrower, the lenders that are parties thereto, and Agent, as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "Accounts" means all of Borrower's or the Obligors', as the context requires, now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "ACME Intermediate" means ACME Intermediate Holdings, LLC, a Delaware limited liability company.

                  "ACME Intermediate Finance" means ACME Intermediate Finance, LLC, a Delaware limited liability company.

                  "ACME Parent" has the meaning set forth in the preamble to this Agreement.

                  "ACME Subsidiary Holdings II" means ACME Subsidiary Holdings II, LLC, a Delaware limited liability company.

                                      -1-
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                  "ACME Subsidiary Holdings III" means ACME Subsidiary Holdings
III, LLC, a Delaware limited liability company.

                  "ACME Television Holdings" means ACME Television Holdings, LLC, a Delaware limited liability company.

                  "Acquisition" has the meaning set forth in the definition of "Permitted Acquisition."

                  "Acquisition Agreement" means the acquisition, purchase or other agreement which sets forth the terms and conditions of a Permitted Acquisition.

                  "Acquisition Documents" means an Acquisition Agreement and any other agreement entered into from time to time in connection with such Acquisition Agreement.

                  "Acquisition License Company" means a Subsidiary of Borrower which is directly or indirectly wholly owned by Borrower and is formed for the sole purposes of holding one or more FCC Licenses in the market served by a television broadcast property owned and operated by the related respective Operating Company and acquired by an Obligor pursuant to a Permitted Acquisition, a Permitted Joint Venture Acquisition, or a Permitted Swap.

                  "Acquisition Operating Company" means Subsidiary of Borrower which is directly or indirectly wholly owned by Borrower and is formed for the sole purpose of owning and operating a television broadcast property in the market served by such television broadcast property acquired by an Obligor pursuant to a Permitted Acquisition, a Permitted Joint Venture Acquisition or a Permitted Swap.

                  "Acquisition Projections" has the meaning set forth in clause
(viii) of the definition of "Permitted Acquisitions".

                  "Additional Documents" has the meaning set forth in Section
4.4.

                  "Advances" has the meaning set forth in Section 2.1.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner or non-managing member of such Person) shall be deemed to

                                      -2-
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control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

                  "Affiliation Agreement" means an affiliation agreement between an Obligor and a major television network.

                  "Agent" means WFF, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

                  "Agent's Account" means the account identified on Schedule
A-1.

                  "Agent Advances" has the meaning set forth in Section
2.3(e)(i).

                  "Agent's Liens" means the Liens granted by Borrower to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

                  "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Amortization of Syndicated Program Rights" means the charge taken against net income in a period of time with respect to the amortization of current and future series or features Syndicated Program Payments in accordance with GAAP.

                  "Applicable Federal Percentage" means for any taxable year the marginal federal tax bracket of ACME Parent, as calculated by reference to the federal income tax returns of ACME Parent for the immediately preceding year as delivered by ACME Parent to Agent.

                  "Applicable Prepayment Premium" means 1% times the Maximum Revolver Amount.

                  "Applicable Eligible Value" means, as of any date of determination, the Eligible OLV Value or the Eligible STAC Value, to be determined by whether, as of such date, an OLV Value appraisal or a STAC Value appraisal with respect to the Stations was most recently delivered to Agent; provided that without limiting Agent's right to cause appraisals of the Collateral to be conducted under this Agreement and so long as no Event of Default has occurred and is continuing, an appraisal ordered by Agent may only be the basis for re-calculating the Applicable Eligible Value if it is the same type of appraisal (STAC Value or OLV Value) as the appraisal that is then in effect for determining the Applicable Eligible Value.

                  "Assignee" has the meaning set forth in Section 14.1.

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                  "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

                  "Authorized Person" means any officer or other management employee of Borrower.

                  "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under
Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

                  "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                  "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced from time to time within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                  "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Margin" means 4.0 percentage points.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

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                  "Books" means Borrower's, or the Obligors', as the case may be, now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's, or the Obligors', as the case may be, Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

                  "Borrowing Base" has the meaning set forth in Section 2.1.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease; the amount of such Indebtedness for purposes of this Agreement being the capitalized amount thereof, determined in accordance with GAAP.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

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                  "Cash Management Agreement" means that certain cash management service agreement, in form and substance satisfactory to Agent, among Borrower, Agent, and the Cash Management Bank.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors and the Permitted Holders, in the aggregate, are the beneficial owners, directly or indirectly, of less than 30% of such Stock, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors or directors appointed by the Permitted Holders, or (c) Borrower ceases to own and control 99%, or more, of the outstanding capital Stock of each of its Subsidiaries (except in the case of Investments permitted hereunder).

                  "Closing Date" means May 1, 2002.

                  "Code" means the California Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a)      Accounts,

                           (b)      Books,

                           (c)      Deposit Accounts,

                           (d)      Equipment,

                           (e)      General Intangibles,

                           (f)      Inventory,

                           (g)      Investment Property (other than the stock of
Inactive Subsidiary),

                           (h)      Negotiable Collateral,

                           (i)      Real Property Collateral,

                                       -6-
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                           (j)      money or other assets of Borrower that now
or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                           (k)      the proceeds and products, whether tangible
or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor (other than lessors of Equipment not in possession of such Equipment), warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

                  "Collateral Assignments of Key Leases" means one or more collateral assignments, mortgages or deeds of trust, in form and substance reasonably satisfactory to Agent, between one or more Obligors and Agent respecting the hypothecation of such Obligor's rights under the Key Leases.

                  "Collateral Assignments of Tower Leases" means one or more collateral assignments, mortgages, or deeds of trust, in form and substance reasonably satisfactory to Agent, between one or more Obligors and Agent respecting the hypothecation of such Obligor's rights under the Tower Leases.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds of Borrower and its Subsidiaries).

                  "Commitment" means, with respect to each Lender, its Commitment, and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

                  "Commitment Increase Fee" means a fee in the amount of $200,000, to be shared by all Lenders at the time of payment thereof based upon their respective Pro Rata Shares.

                  "Commitment Increase Option" has the meaning set forth in
Section 17.11.

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                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by one or more Obligors, Agent, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a Deposit Account.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "Dayton Station" means WBDT-26 Dayton, Ohio.

                  "DDA" means any checking or other demand Deposit Account maintained by Borrower.

                  "Decatur Station" means WBUI-23 Decatur, Illinois.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

                  "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

                  "Deposit Account" means any deposit account (as that term is defined in the Code).

                  "Designated Account" means that certain DDA of Borrower identified on Schedule D-1.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extension of credit to be made on the Intermediate Notes Repayment Closing Date, the form and substance of which is satisfactory to Agent.

                  "Dollars" or "$" means United States dollars.

                  "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries' consolidated net earnings (or loss), minus interest income, extraordinary gains, and Syndicated Program Payments plus interest expense, income taxes, depreciation and amortization, LMA Fees, Amortization of Syndicated Program Rights, and other non-cash charges for such period, as determined in accordance with GAAP.

                  "Eligible OLV Value" means, as of any date of determination, the OLV Value of those Stations as to which Borrower has delivered to Agent (a) a Collateral Assignment of Key Leases with respect to the Key Leases of such Stations, (b) a Collateral Assignment of Tower Leases with respect to the Tower Leases of such Stations, and (c) any required consents to hypothecation from the lessors under such Key Leases and Tower Leases.

                  "Eligible STAC Value" means, as of any date of determination, the STAC Value of those Stations as to which Borrower has delivered to Agent (a) a Collateral Assignment of Key Leases with respect to the Key Leases of such Stations, (b) a Collateral Assignment of Tower Leases with respect to the Tower Leases of such Stations, and (c) any required consents to hypothecation from the lessors under such Key Leases and Tower Leases.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having unimpaired capital in excess of $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has unimpaired capital in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) unimpaired capital in excess of $100,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, or (f) during the continuation of an Event of Default, any other Person approved by Agent.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, written claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party asserting violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of the Obligors or any or their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by the Obligors or any of their predecessors in interest.

                  "Environmental Law" means any applicable federal, state, or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Obligors, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC.
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC, Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC
Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC.
Section 651 et seq. (only to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action against any Obligor.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means all of Borrower's or the Obligors', as the context requires, now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "Equipment Financing Letter Agreement" means that certain letter agreement executed and delivered by WFF, GE Capital, and Borrower with respect to certain financing that Borrower or its Subsidiaries may seek to obtain after the Restatement Closing Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower and its Subsidiaries aged in excess of 120 days from due date (excluding from such calculation the contingent payable of approximately $1,500,000 owed as a result of Borrower's acquisition of KPLR) and all book overdrafts in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

                  "Excess Liquidity" means the amount, as of the date any determination thereof is to be made, equal to (a) Excess Availability (calculated without regard to any Default or Event of Default other than a Triggering Event), plus (b) the amount of cash and Cash Equivalents then held by the Obligors that are subject to Control Agreements in favor of Agent.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Existing Loan Agreement" has the meaning set forth in the preamble to this Agreement.

                  "FAA" means the Federal Aviation Administration (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

                  "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

                  "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

                  "FCC" means the United States Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

                  "FCC License" means any license, permit, certificate of compliance, franchise, approval or authorization, issued by the FCC for the operation of a Station.

                  "Fee Letter" means that certain amended and restated fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

                  "FEIN" means Federal Employer Identification Number.

                  "First Albuquerque Station" means KWBQ-19 Albuquerque, New Mexico.

                  "Flint-Saginaw-Bay City Acquisition" means the Acquisition of one or more broadcast licenses in the Flint-Saginaw-Bay City area of Michigan, in consideration of the receipt by the applicable Seller of a Purchase Price not to exceed $3,000,000.

                  "Foreign Person" has the meaning set forth in Section 14.1.

                  "Fort Myers Station" means WTVK-46 Fort Myers, Florida.

                  "Funded Debt" means, without duplication and calculated on a consolidated basis, all Indebtedness with respect to any of the following: (a) money borrowed (whether recourse or non-recourse (but only to the extent of the value of the collateral if non-recourse)), including principal and overdue interest and premiums, (b) Rate Hedging Obligations, (c) obligations evidenced by a bond, debenture, note or other like written obligation to pay money, (d) Capitalized Lease Obligations, (e) obligations under conditional sales or other title retention agreements or secured by any Lien, (f) any letters of credit, bankers acceptances or similar instruments (including reimbursement obligations with respect thereto), (g) the deferred unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, or (h) any guaranty of any or all of the foregoing.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "GE Capital" means General Electric Capital Corporation, a Delaware corporation

                  "General Intangibles" means all of Borrower's or the Obligors', as the context requires, now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements (including all FCC Licenses), infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods (including Equipment and Inventory), Accounts, Books, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Green Bay Station" means WIWB-14 Green Bay, Wisconsin.

                  "Guarantor Security Agreement" means an amended and restated security agreement executed and delivered by each of the Guarantors and Agent, the form and substance of which is satisfactory to Agent.

                  "Guarantors" means any one or more of ACME Subsidiary Holdings III, ACME Television of Florida, LLC, a Delaware limited liability company, ACME Television of Illinois, LLC, a Delaware limited liability company, ACME Television of Madison, LLC, a Delaware limited liability company, ACME Television of New Mexico, L.L.C., a Delaware limited liability company, ACME Television of Ohio, LLC, a Delaware limited liability company, ACME Television of Oregon, LLC, a Delaware limited liability company, ACME Television of Tennessee, LLC, a Delaware limited liability company, ACME Television of Utah, L.L.C., a Delaware limited liability company, ACME Television of Wisconsin, LLC, a Delaware limited liability company, ACME Television Licenses of Florida, LLC, a Delaware limited liability company, ACME Television Licenses of Illinois, LLC, a Delaware limited liability company, ACME Television Licenses of Madison, LLC, a Delaware limited liability company, ACME Television Licenses of New Mexico, L.L.C., a Delaware limited liability company, ACME Television Licenses of Ohio, LLC, a Delaware limited liability company, ACME Television Licenses of Oregon, LLC, a Delaware limited liability company, ACME Television Licenses of Tennessee, LLC, a Delaware limited liability company, ACME Television Licenses of Utah, L.L.C., a Delaware limited liability company, and ACME Television Licenses of Wisconsin, LLC, a Delaware limited liability company, and each

License Company or Operating Company formed or acquired by Borrower or its Subsidiaries after the date hereof.

                  "Guaranty" means that certain amended and restated general continuing guaranty executed and delivered by each of the Guarantors in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Borrower or its Subsidiaries which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Hold-Back Amount" means, with respect to any Permitted Disposition of a Station, the aggregate amount of all payments payable to the Obligors, directly or indirectly, in connection with such disposition, whether at the time thereof or after such disposition, under earn-outs, indemnities or other contingent obligations, escrowed funds, or other similar arrangements entered into in connection with such disposition.

                  "Inactive Subsidiary" means ACME Finance Corporation, a Delaware corporation.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all Capital Lease Obligations, (d) all obligations or liabilities of others secured by a Lien on any asset of ACME Parent or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and

(f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any of the foregoing obligations of any other Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Insurance Proceeds Reserve" means, as of any date of determination, the amount of monies that have been paid to Agent pursuant to
Section 6.8(b) and that remain available to be disbursed to Borrower for the repair, replacement, or restoration of the asset that was damaged, destroyed, or condemned. For clarity, it is understood that the amount of the Insurance Proceeds Reserve reduces as monies are disbursed to Borrower for the repair, replacement, or restoration of the asset that was damaged, destroyed or condemned.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intercompany Advances" means loans or advances (a) from Borrower or one of its Subsidiaries to Borrower or one of its Subsidiaries, (b) from Borrower to one of the Parent Companies, or (c) from one of the Parent Companies to a Subsidiary of such Parent Company.

                  "Intercompany Subordination Agreement" means an amended and restated subordination agreement executed and delivered by each of the Parent Companies, each of the Obligors, and Agent, the form and substance of which is satisfactory to Agent.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, 3, or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

                  "Intermediate Indenture" means the Indenture dated September 30, 1997 among ACME Intermediate, ACME Intermediate Finance, and Wilmington Trust Company, as Trustee.

                  "Intermediate Notes" means the 12% Senior Secured Discount Notes due 2005 issued by ACME Intermediate and ACME Intermediate Finance pursuant to the Intermediate Indenture in the aggregate original amount of approximately $71,634,000, and the current outstanding principal amount of $30,000,000.

                  "Intermediate Notes Repayment Closing Conditions" has the meaning set forth in Section 3.2.

                  "Intermediate Notes Repayment Closing Date" means the date on which all of the Intermediate Notes Repayment Closing Conditions are fulfilled to the satisfaction of Agent.

                  "Intermediate Notes Reserve" means an amount equal to the result of (a) $32,700,000 less as of any date of determination, the sum of
(b)(i) the aggregate principal amount of Intermediate Notes repurchased in the open market, as of such date, as permitted under clause (d) of the definition of "Permitted Restricted Payments", plus (ii) 3% of the amount in clause (i), plus
(iii) the amount of interest that would have accrued on the principal amount of Intermediate Notes that are repurchased from the date of such repurchase through October 1, 2003, until such time as the Intermediate Notes Repayment Closing Conditions have been fulfilled to the satisfaction of Agent and Borrower, and then, $0.

                  "Inventory" means all of Borrower's or the Obligors', as the context requires, now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by any such Obligor as lessor, goods that are furnished by such Obligor under a contract of service, and raw materials, work in process, or materials used or consumed in the Obligor's business.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means all of Borrower's or the Obligors', as the context requires, now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Issuing Lender" means WFF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

                  "Janesville-Madison Station" means WHPN Janesville-Madison, Wisconsin.

                  "Key Leases" has the meaning set forth in Section 5.17.

                  "Knoxville Station" means WBXX-20 Knoxville, Tennessee.

                  "L/C" has the meaning set forth in Section 2.12(a).

                  "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "L/C Undertaking" has the meaning set forth in Section
2.12(a).

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

                  "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

                  "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group, (b) actual out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower, including, actual out-of-pocket fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to but not exceeding the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) actual out-of-pocket costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to but not exceeding the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor of the Obligations, (h) Agent's reasonable fees and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (j) the reasonable fees and expenses of GE Capital's attorneys incurred in advising, structuring, drafting, and reviewing this Agreement and the other Loan Documents.

                  "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

                  "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                  "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

                  "Lexington Acquisition" means the Acquisition of one or more broadcast licenses in Lexington, Kentucky, in consideration of the receipt by the applicable Seller of a Purchase Price not to exceed $3,000,000.

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "LIBOR Rate Margin" means 5.25 percentage points.

                  "License Companies" means, collectively, ACME Television Licenses of Florida, LLC, a Delaware limited liability company, ACME Television Licenses of Illinois, LLC, a Delaware limited liability company, ACME Television Licenses of Madison, LLC, a Delaware limited liability company, ACME Television Licenses of New Mexico, L.L.C., a Delaware limited liability company, ACME Television Licenses of Ohio, LLC, a Delaware limited liability company, ACME Television Licenses of Tennessee, LLC, a Delaware limited liability company, ACME Television Licenses of Utah, L.L.C., ACME Television Licenses of Wisconsin, LLC, a Delaware limited liability company, and any Acquisition License Company formed or acquired by Borrower or its Subsidiaries after the date hereof.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "LMA" means a local marketing agreement, program service agreement or time brokerage agreement between a broadcaster and a television station licensee pursuant to which the broadcaster provides programming to, and retains revenues of, such licensee's station in exchange for fees paid to such licensee.

                  "LMA Fees" means LMA fees for each Station under contract to be purchased within 12 months after the date the Acquisition Agreement was entered into with respect to such Station (up to an aggregate of $500,000 for all Stations in any consecutive 12-month period).

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Cash Management Agreement, the Control Agreements, the Collateral

Assignments of Key Leases, the Collateral Assignments of Tower Leases, the Disbursement Letter, the Equipment Financing Letter Agreement, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Pledge Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any of the Obligors and the Lender Group in connection with this Agreement, including from and after the Intermediate Notes Repayment Closing Date, the Parent Guarantor Security Agreement, the Parent Guaranty, and the Parent Pledge Agreement.

                  "Main Station License" means a main station license issued by the FCC authorizing a Station's primary transmissions, and not any auxiliary licenses held by such Station.

                  "Master Lease Agreement" means that certain Master Lease Agreement dated as of October 25, 1999, by and among Borrower, certain of Borrower's Subsidiaries, and Bankers Commercial Corporation.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Obligors, taken as a whole, (b) a material impairment of the Obligors' ability to perform the obligations under the Loan Documents or of the Lender Group's ability to enforce the Obligations or realize upon any material portion of the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of any Obligor.

                  "Mature Stations" means the Salt Lake City Station, the First Albuquerque Station, and the Second Albuquerque Station.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means $40,000,000, subject to Borrower's right to exercise the Commitment Increase Option as set forth in
Section 17.11 and subject to the possible reduction of such amount pursuant to
Section 2.2.

                  "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by the Obligors in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

                  "Negotiable Collateral" means all of Borrower's or the Obligors', as the context requires, now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Net Cash Proceeds" means, with respect to any disposition of assets by one or more of the Obligors (including any LMA by any Obligor, as "licensee" thereunder), the aggregate amount of all cash payments received by the Obligors, directly or indirectly, in connection with such disposition, whether at the time thereof or after such disposition, under deferred payment arrangements or investments entered into or received in connection with such disposition, minus the aggregate amount of (a) any Permitted Purchase Money Indebtedness or other Permitted Indebtedness that was secured by the assets that were the subject of the disposition and was required to be repaid as a result of such disposition, (b) legal, accounting, regulatory, title and recording tax expenses, commissions, and (c) any income taxes payable by the Obligors or any of their direct or indirect stockholders, partners or members in connection with such disposition.

                  "Non-Mature Stations" means (a) the Dayton Station, (b) the Knoxville Station, (c) the Green Bay Station, (d) the Fort Myers Station, (e) the Decatur Station, and (f) the Janesville-Madison Station.

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "Obligors" means Borrower or the Guarantors or, after the Intermediate Notes Repayment Closing Date, the Parent Guarantors, or any one of them.

                  "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Borrower, together with Borrower's completed responses to the inquiries set forth therein.

                  "OLV Value" means the orderly liquidation value of a Station, such value being determined by a qualified appraisal company selected by Borrower and approved by the Required Lenders in their Permitted Discretion (it being understood that the appraisal division of BIA Financial Network, Inc. is approved by the Required Lenders).

                  "Operating Companies" means, collectively, ACME Television of Florida, LLC, a Delaware limited liability company, ACME Television of Illinois, LLC, a Delaware limited liability company, ACME Television of Madison, LLC, a Delaware limited liability company, ACME Television of New Mexico, L.L.C., a Delaware limited liability company, ACME Television of Ohio, LLC, a Delaware limited liability company, ACME Television of Tennessee, LLC, a Delaware limited liability company, ACME Television of Utah, L.L.C., a Delaware limited liability company, ACME Television of Wisconsin, LLC, a Delaware limited liability company, and any Acquisition Operating Company formed or acquired by Borrower or its Subsidiaries after the date hereof.

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Overhead Expenses" means amounts payable by Borrower to the Parent Companies in respect of reasonable accounting, legal, senior management, trustees' fees owing under the Intermediate Indenture (including legal fees of trustees), and other general expenses applicable to the ownership of Borrower and its Subsidiaries, which expenses are not specifically related to the operation of a Station (including expenses of ACME Television Holdings or any of the other Parent Companies relating to the ownership of Sylvan Tower Co., LLC but not specifically related to the operation of a Station).

                  "Parent Companies" means ACME Parent, ACME Television Holdings, ACME Subsidiary Holdings II, ACME Intermediate, and ACME Intermediate Finance.

                  "Parent Guarantors" means ACME Subsidiary Holdings II, ACME Intermediate, and ACME Intermediate Finance.

                  "Parent Guarantor Security Agreement" means that certain security agreement executed and delivered by each of the Parent Guarantors and Agent, substantially in the form attached hereto as Exhibit P-1.

                  "Parent Guaranty" means that certain general continuing guaranty to be executed and delivered by each of the Parent Guarantors in favor of Agent, for the benefit of the Lender Group, substantially in the form attached hereto as Exhibit P-2.

                  "Parent Pledge Agreement" means that certain pledge agreement to be executed and delivered by ACME Intermediate and ACME Subsidiary Holdings II to Agent, with respect to the pledge of the Stock owned by ACME Intermediate and ACME Subsidiary Holdings II, substantially in the form attached hereto as Exhibit P-3.

                  "Participant" has the meaning set forth in Section 14.1(e).

                  "Participating Interests" has the meaning set forth in Section 14.1(e).

                  "Permitted Acquisition" means any acquisition from a third party (the "Seller") by Borrower or any of its Subsidiaries, whether by way of the purchase of assets or Stock, by merger or consolidation or otherwise, of substantially all of the assets of or ownership interests in a television broadcast property or FCC License or a construction permit with respect to a broadcast property (each an "Acquisition"), so long as (a) such Acquisition has been approved in writing by the Required Lenders in their Permitted Discretion, and (b):

                  (i) No Default or Event of Default shall have occurred or be continuing or shall result from the consummation of such Acquisition;

                  (ii) If such Acquisition involves the purchase of Stock, such Acquisition shall be effected in such a manner as to assure that the acquired entity becomes a wholly owned direct or indirect Subsidiary of Borrower;

                  (iii) No later than (A) 30 days prior to the consummation of such Acquisition or, if earlier, 10 Business Days after the execution and delivery of the related Acquisition Agreement, Borrower shall have delivered to Agent (with sufficient copies for all of the Lenders) copies of executed counterparts of such Acquisition Agreement, together with all schedules thereto, the forms of any additional agreements or instruments to be executed at the closing of such Acquisition (to the extent available), and all applicable financial information, including revised Projections, updated to reflect such Acquisition and any related transactions, (B) promptly following a request therefor, copies of such other information or documents relating to such Acquisition as Agent shall have reasonably requested, and (C) promptly following the consummation of such Acquisition, certified copies of the agreements, instruments and documents referred to above to the extent the same have been executed and delivered at the closing of such Acquisition;

                  (iv) The aggregate amount of all consideration payable by Borrower or its Subsidiaries in connection with such Acquisition (other than earn-outs and customary post-closing adjustments escrows, holdbacks and indemnities and Indebtedness permitted under Section 7.1) shall be payable on the date of such Acquisition;

                  (v) Neither Borrower nor its Subsidiaries shall, in connection with such Acquisition, assume or remain liable with respect to any Indebtedness (including any unpaid material tax or material ERISA liability), except (A) to the extent permitted under Section 7.1 or otherwise expressly permitted by the Required Lenders in their Permitted Discretion and (B) obligations of the Seller or its Subsidiaries incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by Borrower and its Subsidiaries hereunder shall be paid in full or released on or before the consummation of such Acquisition;

                  (vi) All assets and properties acquired in connection with such Acquisition shall be free and clear of any Liens other than those permitted under Section 7.2 or as otherwise expressly permitted by the Required Lenders in their Permitted Discretion;

                  (vii) (A) All FCC Licenses to be acquired pursuant to such Acquisition shall be acquired by an Acquisition License Company, (B) such Acquisition License Company shall enter into a license agreement with a related Acquisition Operating Company with respect to such FCC Licenses, and (C) all other acquired assets of the Seller shall be acquired by such related Acquisition Operating Company;

                  (viii) (A) In the case of any Acquisition other than those listed in clause (B) below, after the consummation of such Acquisition, Borrower and its Subsidiaries shall be in compliance with the provisions of Section 7.22, calculated on a pro forma basis and for the period of four (4) consecutive fiscal quarters prior to the date of such Acquisition for which financial statements are required to be provided (and have been so delivered) under
Section 6.3, (B) in the case of the Portland Acquisition, the Richmond-Petersburg Acquisition, the Flint-Saginaw-Bay City Acquisition, and the Lexington Acquisition, after the consummation of each such Acquisition, Borrower and its Subsidiaries shall be in compliance with the provisions of Section 7.22, calculated on a pro forma basis and for the period of four (4) consecutive fiscal quarters prior to the date of such Acquisition for which financial statements are required to be provided (and have been so delivered) under
Section 6.3, subject to the pro forma adjustments set forth in the projections delivered by Borrower to Agent prior to the date hereof (the "Acquisition Projections"), and (C) prior to the consummation of such Acquisition, Borrower shall provide to Agent, in form and substance satisfactory to Agent, a certificate of its chief financial officer certifying such compliance;

                  (ix)     On or before the consummation of such Acquisition,
(A) the applicable Acquisition License Company and any applicable Acquisition Operating Company shall execute and deliver to Agent a joinder to the Guarantor Security Agreement, the Guaranty and the Intercompany Subordination Agreement and Collateral Assignments of Key Leases and Collateral Assignments of Tower Leases, if such Key Leases or Tower Leases are in existence at the time of such Acquisition; and (B) Borrower shall execute and deliver to Agent a pledge agreement or an amendment to the Pledge Agreement, in form and substance satisfactory to Agent, pursuant to which Borrower shall pledge to Agent the Stock of the applicable Acquisition License Company and any applicable Acquisition Operating Company; and (c) Agent shall have received all financing statements required by Agent;

                  (x) On or before the consummation of such Acquisition, Borrower shall deliver to Agent, in form and substance satisfactory to Agent, a certificate of its chief financial officer, certifying as to the matters set forth above with respect to such Acquisition;

                  (xi) On or before the consummation of such Acquisition, Agent shall have received written opinions of (A) counsel to Obligors and (B) special FCC counsel to Obligors, in each case dated the date of such Acquisition, addressed to the Agent and the

Lenders, and providing the substantive legal opinions that were given by such counsel in the opinions delivered on the Closing Date (but relative to the acquired assets, Stock, or joint venture interest only) or otherwise in form and substance satisfactory to Agent; and

                  (xii) If reasonably requested in connection with any material issues of state law raised in connection with such Acquisition, on or before the consummation of such Acquisition, Agent shall have received the favorable opinion of local counsel to the Obligors, dated as of the date of such Acquisition, addressed to the Agent and the Lenders in form and substance satisfactory to Agent.

                  The foregoing notwithstanding, each of the Portland Acquisition, the Richmond-Petersburg Acquisition, the Flint-Saginaw-Bay City Acquisition, and the Lexington Acquisition shall constitute Permitted Acquisitions hereunder if each such Acquisition complies with the requirements contained in clauses (i) through (xii) above and the written approval of the Required Lenders shall not be required to qualify any such Acquisition as a "Permitted Acquisition" hereunder.

                  "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Disposition LMA" means an LMA entered into in connection with, and in anticipation of, a Permitted Non-Mature Disposition so long as no Default or Event of Default shall be continuing or shall result from entering into such LMA.

                  "Permitted Dispositions" means (a) sales or other dispositions by Borrower or its Subsidiaries of Equipment or other fixed assets that are substantially worn, damaged, or obsolete in the ordinary course of business, (b) the use or transfer of money or Cash Equivalents by Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (c) Permitted Non-Mature Dispositions, (d) Permitted Mature Dispositions, (e) the sale of Equipment in connection with the consummation of a Permitted Sale and Leaseback, (f) sales of Equipment or other fixed assets not covered by clauses (a) through (e) above that are no longer used or useful in the business of Borrower and its Subsidiaries in an aggregate amount not to exceed $1,000,000 during any fiscal year of Borrower, (g) settlement of disputed or delinquent Accounts at a discount in the ordinary course of the Obligors' business consistent with past practices and (h) the sale by Borrower for fair market value of the FCC License with respect to the low-power Station located in Effingham, Illinois know as WEIL.

                  "Permitted Holder" means (a) Jamie Kellner, his Family Members, and his Family Trusts, (b) Douglas Gealy, his Family Members, and his Family Trusts, (c) Thomas Allen, his Family Members, and his Family Trusts, (d) Tom Embrescia, his Family Members, and his Family Trusts, (e) Mike Roberts, his Family Members, and his Family Trusts, (f) Steven Roberts, his Family Members, and his Family Trusts, or (g) investment funds managed by Alta Communications, Inc., Seaport Capital Partners, or Trust Company of the West.

                  "Permitted Intercompany Advances" means Intercompany Advances so long as (a) no Triggering Event exists at the time of the making of any Intercompany Advance or would exist after giving effect thereto, (b) after giving effect to the making of such Intercompany Advance, the Person that is acting as the lender or payor with respect thereto is Solvent, and (c) after giving effect to the making of such Intercompany Advance, the Person that is acting as the borrower or payee with respect thereto is Solvent.

                  "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Permitted Intercompany Advances, (e) Permitted Acquisitions and Permitted Joint Venture Acquisitions, (f) non-cash consideration received by Borrower or its Subsidiaries in connection with a Permitted Disposition, (g) assets received by Borrower or its Subsidiaries in connection with a Permitted Swap, (h) so long as no Default or Event of Default shall have occurred or be continuing or shall result from any such investment and so long as such investments are in properties or assets directly related to the primary business of Borrower and its Subsidiaries, investments made by Borrower or its Subsidiaries after the date hereof in an aggregate amount not to exceed $1,000,000, (i) so long as no Default or Event of Default shall have occurred or be continuing or shall result from any such investment and so long as such investments are in broadcasting properties or assets directly related to the primary business of Borrower and its Subsidiaries, investments made by Borrower or its Subsidiaries after the date hereof in broadcasting joint ventures in an amount not to exceed $1,000,000 per fiscal year, and (i) investments existing as of the date hereof and described on Schedule P-1.

                  "Permitted Joint Venture Acquisition" means a joint venture, of which Borrower or one of its Subsidiaries or an Acquisition License Company or an Acquisition Operating Company is one of the joint venturers, that is formed for the purpose of effectuating the Portland Acquisition, the Richmond-Petersburg Acquisition, the Flint-Saginaw-Bay Acquisition, or the Lexington Acquisition (collectively, the "Subject Acquisitions") so long as:

                  (a)      all of the requirements contained in clauses (i),
(iii) through (vi), (viii), and (x) through (xii) of the definition of "Permitted Acquisition" are complied with;

                  (b) the portion of the Purchase Price paid by such Person for its interest in such joint venture is a percentage of the total Purchase Price for such joint venture that does not exceed the percentage of such joint venture being acquired by such Person; provided that with respect to a joint venture formed for the purpose of effectuating the Richmond-Petersburg Acquisition, such percentage of the total Purchase Price for such joint venture may exceed the percentage of such joint venture being acquired by such Person by 1 percentage point;

                  (c) the aggregate Purchase Price paid with respect to such joint venture by both joint venturers does not exceed the Purchase Price limits set forth in the definitions of each of the Subject Acquisitions; and

                  (d) On or before the consummation of such Acquisition, Borrower shall, or shall have caused the applicable Subsidiary, Acquisition Operating Company, or Acquisition License Company, to execute and deliver to Agent (i) any documentation deemed necessary or appropriate by Agent to evidence and perfect Agent's security interest in the applicable joint venture interest owned by such Person (including written authorization for Agent to file financing statements required by Agent), and (ii) if such Subsidiary, Acquisition Operating Company, or Acquisition License Company is not already a Guarantor, a joinder to the Guarantor Security Agreement, the Guaranty and the Intercompany Subordination Agreement.

                  "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-2, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens existing on any asset prior to their acquisition in connection with a Permitted Acquisition or Permitted Joint Venture Acquisition thereof by any Obligor and not created in contemplation of such Permitted Acquisition; provided that the Required Lenders shall have consented to such Liens in connection with such Permitted Acquisition or Permitted Joint Venture Acquisition; (l) Liens on security deposits with respect to leases of office space and other Liens arising by operation of law or under leases to secure landlords or lessors, or under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented and the tangible property located thereon, (m) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, (n) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (o) a Lien on cash of up to $6,000,000 pledged to Bankers Commercial Corporation pursuant to the Master Lease Agreement, (p) a Lien on cash of up to $3,000,000 pledged to Wells Fargo in connection with certain Equipment financing, and (q) Liens on the Stock of Borrower securing the Intermediate Notes.

                  "Permitted LMA" means (a) an LMA entered into in connection with, and in anticipation of, a Permitted Acquisition or a Permitted Joint Venture Acquisition; provided, however, that (i) no Default or Event of Default shall be continuing or shall result from entering into such LMA, and (ii) the aggregate amount payable by Borrower or its Subsidiaries under such LMA, when aggregated with all other payments by Borrower or its Subsidiaries under all LMAs, does not exceed $500,000 in any fiscal year; and (b) a Permitted Disposition LMA.

                  "Permitted Mature Disposition" means the disposition by Borrower or any of its Subsidiaries of any Mature Station so long as such disposition has been approved in writing by the Required Lenders in their sole and absolute discretion.

                  "Permitted Non-Mature Disposition" means the disposition by Borrower or any of its Subsidiaries of any Non-Mature Station so long as:

                  (a) No Default or Event of Default shall have occurred or be continuing or shall result from the consummation of such disposition;

                  (b) Concurrent with the consummation of such disposition, Borrower or its Subsidiaries receive payment in cash or Cash Equivalents (it being understood that Indebtedness being assumed by the purchaser in such disposition will be considered cash for purposes of this clause so long as it was permitted under this Agreement) of at least 80% of the gross proceeds from such disposition (other than like-kind exchanges under Section 1031 of the Internal Revenue Code so long as the acquisition portion of such like-kind exchange qualifies as a Permitted Acquisition);

                  (c) Agent shall have received reasonably satisfactory evidence prior to the consummation of such disposition that the board of directors and, if required by law, the holders of Stock of Borrower or its Subsidiaries have approved such disposition;

                  (d) such disposition shall be consummated at fair value, in good faith, and pursuant to an arm's length transaction;

                  (e) the Hold-Back Amount in connection with such disposition is not greater than ten percent (10%) of the proceeds from such disposition;

                  (f) in the case of a disposition of the Dayton Station, the gross consideration received by Borrower or its Subsidiaries as a result of such disposition is equal to or greater than $24,000,000, and the Net Cash Proceeds received by Borrower and its Subsidiaries as a result of such disposition is equal to or greater than $19,000,000;

                  (g) in the case of a disposition of the Knoxville Station, the gross consideration received by Borrower or its Subsidiaries as a result of such disposition is equal to or greater than $23,000,000, and the Net Cash Proceeds received by Borrower and its Subsidiaries as a result of such disposition is equal to or greater than $18,000,000;

                  (h) in the case of a disposition of the Fort Myers Station, the gross consideration received by Borrower or its Subsidiaries as a result of such disposition is equal to or greater than $19,000,000, and the Net Cash Proceeds received by Borrower and its Subsidiaries as a result of such disposition is equal to or greater than $15,000,000;

                  (i) in the case of a disposition of the Green Bay Station, the gross consideration received by Borrower or its Subsidiaries as a result of such disposition is equal to or greater than $9,000,000, and the Net Cash Proceeds received by Borrower and its Subsidiaries as a result of such disposition is equal to or greater than $7,000,000;

                  (j) in the case of a disposition of the Decatur Station, the gross consideration received by Borrower or its Subsidiaries as a result of such disposition is equal to or greater than $7,000,000, and the Net Cash Proceeds received by Borrower and its Subsidiaries as a result of such disposition is equal to or greater than $6,000,000; and

                  (k)      in the case of a disposition of the
Janesville-Madison Station, the gross consideration received by Borrower and its Subsidiaries as a result of such disposition is equal to or greater than $4,000,000, and the Net Cash Proceeds received by Borrower and its Subsidiaries as a result of such disposition is equal to or greater than $3,000,000.

                  "Permitted Protest" means the right of Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental or other payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness in an aggregate principal amount outstanding at any one time not in excess of $20,000,000.

                  "Permitted Restricted Payments" means:

                  (a) so long as no Triggering Event exists at the time of the making of any Intercompany Advance or dividend or would exist after giving effect thereto and so long as Borrower has Excess Liquidity of not less than $13,200,000 after giving effect to the proposed Intercompany Advance or dividend, Permitted Intercompany Advances or dividends by Borrower to ACME Intermediate to enable it to make regularly scheduled payments of interest with respect to the Intermediate Notes;

                  (b) so long as no Triggering Event exists at the time of the making of any Intercompany Advance or dividend or would exist after giving effect thereto, Permitted Intercompany Advances or dividends by Borrower to the Parent Companies in an amount not to exceed $900,000 during any fiscal year of Borrower to enable the Parent Companies to make payment of Overhead Expenses;

                  (c)      [intentionally omitted]

                  (d) so long as (i) no Event of Default exists at the time of the making of the proposed Intercompany Advance or dividend or would exist after giving effect thereto and (ii) Borrower has delivered to Agent a duly executed Solvency Certificate giving effect to the proposed Intercompany Advance or dividend, and (iii) Borrower has the Required Availability after giving effect to the proposed Intercompany Advance or dividend, Permitted Intercompany Advances or dividends by Borrower to ACME Intermediate of up to $10,000,000 in the aggregate to enable ACME Intermediate to repurchase Intermediate Notes in the open market at a price not to exceed the par value thereof plus accrued and unpaid interest;

                  (e) so long as (i) no Event of Default exists at the time of the making of the proposed Intercompany Advance or dividend or would exist after giving effect thereto and (ii) the Intermediate Notes Repayment Closing Conditions have been fulfilled to the satisfaction of Agent, Permitted Intercompany Advances or dividends by Borrower to ACME Intermediate of up to $32,700,000 in the aggregate to enable ACME Intermediate to repay, redeem, or repurchase the remaining Intermediate Notes, accrued interest thereon and any applicable premium thereon, and any applicable fees and expenses related thereto;

if and so long as the payees under clauses (a) through (e) above (i) use the proceeds of such dividends or Permitted Intercompany Advances within 10 Business Days solely for the purposes described in such clauses and (ii) do not use such dividends or Permitted Intercompany Advances to satisfy the obligations of any other Person through the satisfaction of a guaranty or otherwise (other than as specifically permitted in clauses (a) through (e) above).

                  "Permitted Sale and Leaseback" means a sale and leaseback transaction that is in respect of Equipment that is first acquired by Borrower or any of its Subsidiaries after the date hereof ("Sale and Leaseback"), so long as:

                  (a) No Default or Event of Default shall have occurred or be continuing or shall result from the consummation of such Sale and Leaseback; and

                  (b) such Sale and Leaseback shall be fully consummated within 45 days following the date of the initial acquisition of such Equipment by Borrower and its Subsidiaries.

                  "Permitted Swap" means a transaction pursuant to which Borrower or any of its Subsidiaries transfers a Station to another Person in consideration of, among other things, the receipt from such Person of a television broadcast station (a "Swap"), so long as:

                  (a) such Swap has been approved in writing by the Required Lenders in their Permitted Discretion;

                  (b) No Default or Event of Default shall have occurred or be continuing or shall result from the consummation of such Swap;

                  (c) After the consummation of such Swap, Borrower and its Subsidiaries shall be in compliance with the provisions of Section 7.22, (a) calculated on a pro forma basis and for the period of four (4) consecutive fiscal quarters most recently ended prior to the date of such Swap for which financial statements are required to be provided (and have been so delivered) under Section 6.3 and prior to the consummation of such Swap, Borrower shall provide to Agent, in form and substance satisfactory to Agent, a certificate of its chief financial officer certifying such compliance.

                  (d) On or before the consummation of such Swap, (a) the applicable Acquisition License Company and the applicable Acquisition Operating Company shall execute and deliver to Agent a joinder to the Guarantor Security Agreement, the Guaranty and the Intercompany Subordination Agreement and Collateral Assignments of Key Leases and Collateral Assignments of Tower Leases; and (b) Borrower shall execute and deliver to Agent a pledge agreement or an amendment to the Pledge Agreement, in form and substance satisfactory to Agent, pursuant to which Borrower shall pledge to Agent the Stock of the applicable Acquisition License Company and the applicable Acquisition Operating Company; and (c) Agent shall have received all financing statements required by Agent;

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Personal Property Collateral" means all Collateral other than Real Property.

                  "Pledge Agreement" means an amended and restated pledge agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower, ACME Subsidiary Holdings III, and Agent, with respect to the pledge of the Stock owned by Borrower and ACME Subsidiary Holdings III.

                  "Portland Acquisition" means the Acquisition of one or more broadcast licenses in Portland, Oregon in consideration of the receipt by the applicable Seller of a Purchase Price not to exceed $4,000,000.

                  "Positive EBITDA Reserve" means $5,000,000, until such time as the Positive EBITDA Reserve Release Condition is fulfilled to the satisfaction of Agent, and then, $0.

                  "Positive EBITDA Reserve Release Condition" means the achievement of positive EBITDA for 2 consecutive fiscal quarters of Borrower.

                  "Projections" means Borrower's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" means with respect to all matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate amount of Commitments of all Lenders; provided, however, that, in each case, in the event all Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 45 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Purchase Price" means, with respect to any Acquisition, the aggregate amount of all payments paid or payable to the Seller, directly or indirectly, in connection with such Acquisition, whether at the time thereof or after such Acquisition, under seller notes, earn-outs, escrowed funds, deferred payment arrangements or other similar arrangements entered into in connection with such disposition.

                  "Rate Hedging Obligations" means any and all obligations of Borrower, whether direct or indirect and whether absolute or contingent, at any time created, arising, evidenced or existing under a Hedge Agreement.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by one or more of the Obligors and interests owned or hereafter acquired by one or more of the Obligors in the improvements thereto.

                  "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "Report" has the meaning set forth in Section 16.17.

                  "Required Availability" means Excess Availability and unrestricted cash and Cash Equivalents in accounts that are subject to Control Agreements in an amount of not less than $8,000,000.

                  "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 51% of the Commitments, or if the Commitments have been terminated irrevocably, 51% of the Obligations.

                  "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Restatement Closing Date" means the earlier of (a) the date of the making of the initial Advance (or other extension of credit hereunder), or (b) the date on which Agent sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

                  "Restatement Closing Date Business Plan" means the set of Projections of Borrower and its Subsidiaries for the 3 year period following the Restatement Closing Date (on a year by year basis, and for the 1 year period following the Restatement Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                  "Richmond-Petersburg Acquisition" means the Acquisition of one or more broadcast licenses in the Richmond-Petersburg area of Virginia, in consideration of the receipt by the applicable Seller of a Purchase Price not to exceed $8,200,000.

                  "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                  "Salt Lake City Station" means KUWB-30 Salt Lake City, Utah.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Second Albuquerque Station" means KASY-50 Albuquerque, New Mexico.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Seller" has the meaning set forth in the definition of "Permitted Acquisition."

                  "Settlement" has the meaning set forth in Section 2.3(f)(i).

                  "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

                  "Solvency Certificate" means a certificate of the chief financial officer of Borrower, certifying as to the solvency of Borrower and its Subsidiaries, taken as a whole, after giving effect to the payments contemplated to be made by Borrower under clauses (c), (d), or (e), as applicable, of the definition of "Permitted Restricted Payments" for the purpose of funding the full repayment, redemption, or repurchase of the Intermediate Notes or the repurchase of shares of common Stock of ACME Parent, substantially in the form of Exhibit S-1 attached hereto.

                  "STAC Value" means the fair market value of a Station, calculated as a start-up affiliated station that is sold in a compressed time frame, such value being determined by a qualified appraisal company selected by Agent.

                  "Stations" means all of the television stations owned and managed by one or more of the Obligors, where each such station consists of all of the properties and operating rights constituting a complete, fully integrated system for transmitting broadcast television signals from a transmitter licensed by the FCC, together with any subsystem ancillary thereto, without payment of any fee by the Persons receiving such signals.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Swap" has the meaning set forth in the definition of "Permitted Swap".

                  "Swing Lender" means WFF, any successor to WFF as Agent hereunder, or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

                  "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

                  "Syndicated Program Payments" means license or similar fees scheduled to be paid in a period of time by the Obligors under license or similar agreements with respect to syndicated series or features programming rights (as opposed to network programming rights).

                  "Tangible Net Worth" means, as of any date of determination, the result of (a) Borrower's total stockholder's equity, minus (b) the sum of
(i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses, and (iii) all amounts due to Borrower from Affiliates.

                  "Tax Distribution" has the meaning set forth in Section 7.11.

                  "Tax Withholding Amounts" means, with respect to any taxable year of Borrower, (A) any and all amounts required under applicable law to have been withheld or collected by Borrower from or in respect of payments made or deemed made to any member of Borrower, which amounts were remitted by Borrower to any federal, state, local, or foreign taxing authority during such taxable year, and (B) any amounts withheld from payments made to Borrower in respect of which a member of Borrower, or the beneficial owners of such member, receives a tax benefit in the form of an actual reduction in the aggregate amount of such member's, or such beneficial owners', tax liabilities for the taxable year in which such amounts were withheld.

                  "Taxes" has the meaning set forth in Section 16.11(e).

                  "Total Debt" means, as of any date of determination, all outstanding Funded Debt of the Borrower and its Subsidiaries, determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP.

                  "Tower Leases" has the meaning set forth in Section 5.17.

                  "Triggering Event" means the occurrence and continuation of
(a) an Event of Default under Section 8.1, or (b) an Event of Default occurring as a result of any Obligor's failure to comply with the provisions of Sections 2.7, 6.8, or 7 applicable to such Obligor.

                  "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

                  "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                  "Voidable Transfer" has the meaning set forth in Section 17.7.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

                  "WFF" means Wells Fargo Foothill, Inc., a California corporation.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant in
Section 7.22 or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" is not exclusive. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1      REVOLVER ADVANCES.

                           (a)      Subject to the terms and conditions of this
Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, less the Intermediate Notes Reserve, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                                    (y)      the 35% times the Applicable
                  Eligible Value, minus

                                    (z)      the Intermediate Notes Reserve,
                  plus the Positive EBITDA Reserve, plus the Insurance Proceeds Reserve, plus the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

                           (b)      Anything to the contrary in this Section 2.1
notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay

(such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-2), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral; provided, however, that in establishing reserves in its Permitted Discretion, Agent shall take into account the amount of cash and Cash Equivalents then held by the Obligors that are subject to Control Agreements in favor of Agent.

                           (c)      The Lenders shall have no obligation to make
additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                           (d)      Amounts borrowed pursuant to this Section
may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2      REDUCTION OF MAXIMUM REVOLVER AMOUNT.

                           (a)      Permitted Disposition or Permitted Swap.
Borrower agrees that at least 2 Business Days prior to the closing of any Permitted Disposition of a Station (it being understood that this Section 2.2(a) applies only to Permitted Dispositions under clauses (c) and (d) of the definition of such term) or Permitted Swap of a Station, Borrower shall deliver to Agent a certificate executed by the chief financial officer of Borrower, in form and substance reasonably satisfactory to Agent, setting forth an estimate of the Net Cash Proceeds to be received by the Obligors as a result of such Permitted Disposition or Permitted Swap. In the event such Permitted Disposition or Permitted Swap is consummated, Agent may, in its sole discretion, require that the Net Cash Proceeds, in an amount up to the amount of Advances then outstanding plus (if there is no Excess Availability after giving effect to such Permitted Disposition or Permitted Swap) the amount of the Letter of Credit Usage then extant, be remitted to Agent on the first Business Day after the date or dates of their receipt by Borrower to be applied in accordance with Section 2.4(b) without penalty or premium (unless Borrower has elected to terminate this Agreement in connection with such prepayment). At the time of the consummation of any such Permitted Disposition or Permitted Swap, Borrower shall elect either to (a) permanently reduce the Maximum Revolver Amount by the amount of the Net Cash Proceeds from the subject Permitted Disposition or Permitted Swap, such permanent reduction to occur on the date or dates on which Agent receives any of the Net Cash Proceeds from such Permitted Disposition or Permitted Swap and, on each such date, shall be in an amount equal to the proceeds received by Agent on such date, or (b) to re-invest such Net Cash Proceeds in assets (including Stock of another Person) used or useful in the business similar or ancillary to the business of the Obligors as it exists as of the date hereof so long as such re-investment would constitute a Permitted Acquisition or a Permitted Joint Venture Acquisition hereunder if it constitutes an Acquisition; provided, however, that (i) such re-investment must occur within 179 days following the Obligor's receipt of such Net Cash Proceeds, and, (ii) if, on such 179th day all or any portion of the Net Cash Proceeds received has not been so re-invested, such amount shall constitute a permanent reduction of the Maximum Revolver Amount as of such date. If Borrower fails to make the foregoing election at the time of the consummation of a Permitted Disposition or Permitted Swap, it shall be deemed to have elected to permanently reduce the Maximum Revolver Amount in accordance with clause (a) above.

                           (b)      Permitted Disposition LMA. Borrower agrees
that at least 2 Business Days prior to its execution of any Permitted Disposition LMA (the "LMA Execution Date"), Borrower shall deliver to Agent a certificate executed the chief financial officer of Borrower, in form and substance reasonably satisfactory to Agent, setting forth an estimate of the Net Cash Proceeds to be received by the Obligors as a result of entering into such Permitted Disposition LMA. In the event such Permitted Disposition LMA is consummated, Borrower must remit the Net Cash Proceeds to Agent, in an amount up to the amount of Advances then outstanding plus (if there is no Excess Availability after giving effect to such Permitted Disposition or Permitted
Swap) the amount of the Letter of Credit Usage then extant, on the first Business Day after the date or dates of their receipt by Borrower to be applied in accordance with Section 2.4(b) without penalty or premium (unless Borrower has elected to terminate this Agreement in connection with such prepayment). At the time of the consummation of any such Permitted Disposition LMA, Borrower shall elect either to (a) permanently reduce the Maximum Revolver Amount by the amount of the Net Cash Proceeds from the subject Permitted Disposition LMA, such permanent reduction to occur on the date or dates on which Agent receives any of the Net Cash Proceeds from such Permitted Disposition LMA and, on each such date, shall be in an amount equal to the proceeds received by Agent on such date, or (b) to re-invest such Net Cash Proceeds in assets (including Stock of another Person) used or useful in the business similar or ancillary to the business of the Obligors as it exists as of the date hereof so long as such re-investment would constitute a Permitted Acquisition or a Permitted Joint Venture Acquisition hereunder if it constitutes an Acquisition; provided, however, that (i) such re-investment must occur within 179 days following the Obligor's receipt of such Net Cash Proceeds, and (ii) if, on such 179th day all or any portion of the Net Cash Proceeds received has not been so re-invested, such amount shall constitute a permanent reduction of the Maximum Revolver Amount as of such date. If Borrower fails to make the foregoing election at the time of the consummation of a Permitted Disposition LMA, it shall be deemed to have elected to permanently reduce the Maximum Revolver Amount in accordance with clause (a) above.

         2.3      BORROWING PROCEDURES AND SETTLEMENTS.

                           (a)      PROCEDURE FOR BORROWING. Each Borrowing
shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $3,000,000 or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                           (b)      AGENT'S ELECTION. Promptly after receipt of
a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

                           (c)      MAKING OF ADVANCES.

                           (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                           (ii) Unless Agent receives notice from a Lender on or prior to the Restatement Closing Date or, with respect to any Borrowing after the Restatement Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                           (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such

                  Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do
                  so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                           (d)      MAKING OF SWING LOANS.

                           (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this
                  Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any Participating Interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                           (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                           (e)      AGENT ADVANCES.

                           (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any Participating Interest with respect to such Agent Advance).

                           (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                           (f)      SETTLEMENT. It is agreed that each Lender's
funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (i)      Agent shall request settlement
                  ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan,
                  (2) for itself, with respect to each Agent Advance, and (3) with respect to proceeds of Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent

                  Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                           (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                           (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, proceeds of Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                           (g)      NOTATION. Agent shall record on its books
the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence for the Lender Group, absent manifest error, of the accuracy of the information contained therein.

                           (h)      LENDERS' FAILURE TO PERFORM. All Advances
(other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                           (i)      OPTIONAL OVERADVANCES. Any contrary
provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including a Swing Loan), the outstanding Revolver Usage does not exceed the Borrowing Base by more than $2,500,000 (ii) after giving effect to such Advances (including a Swing Loan), the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                           (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to

                  Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           (ii) Each Lender shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

         2.4      PAYMENTS.

                           (a)      PAYMENTS BY BORROWER.

                                    (i)      Except as otherwise expressly
                  provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                                    (ii)     Unless Agent receives notice from
                  Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                           (b)      APPORTIONMENT AND APPLICATION OF PAYMENTS.

                           (i)      Except as otherwise provided with
                  respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                                    first, to pay any Lender Group Expenses then
                           due to Agent under the Loan Documents, until paid in full,

                                    second, to pay any Lender Group Expenses
                           then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                                    third, to pay any fees then due to Agent
                           (for its separate account, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, until paid in full,

                                    fourth, to pay any fees then due to any or
                           all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders), under the Loan Documents, on a ratable basis, until paid in full,

                                    fifth, to pay interest due in respect of all
                           Agent Advances, until paid in full,

                                    sixth, ratably to pay interest due in
                           respect of the Advances (other than Agent Advances) and the Swing Loans, until paid in full,

                                    seventh, to pay the principal of all Agent
                           Advances until paid in full,

                                    eighth, to pay the principal of all Swing
                           Loans until paid in full,

                                    ninth, to pay the principal of all Advances
                           until paid in full,

                                    tenth, if an Event of Default has occurred
                           and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and Lenders, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full, eleventh, to pay any other Obligations then
                           due and payable until paid in full, and

                                    twelfth, to Borrower (to be wired to the
                           Designated Account) or such other Person entitled thereto under applicable law.

                           (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in
                  Section 2.3(h).

                           (iii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
                  Section 2.4 shall control and govern.

         2.5 OVERADVANCES. Subject to Section 2.3(i), if, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                           (a)      INTEREST RATES. Except as provided in clause
(c) below, all Obligations (except for undrawn Letters of Credit and other contingent Obligations not yet due and payable) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

                           (b)      LETTER OF CREDIT FEE. Borrower shall pay
Agent (for the ratable benefit of the Lenders, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 5.25% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                           (c)      DEFAULT RATE. Upon the occurrence and during
the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                                    (i)      all Obligations (except for undrawn
                           Letters of Credit and other contingent Obligations not yet due and payable) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder, and

                                    (ii)     the Letter of Credit fee provided
                           for above shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

                           (d)      PAYMENT. Interest, Letter of Credit fees,
and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month (except for interest on LIBOR Rate Loans which interest shall be due and payable on (i) the last day of the applicable Interest Period, and (ii) in the case of an Interest Period of 6 months, on the date that is 3 months after the commencement of the applicable Interest Period) at any time that Obligations or Commitments are outstanding. Agent shall, from time to time without prior notice to Borrower, charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder; provided, however, that Agent will endeavor in good faith to notify Borrower promptly after it charges any Lender Group Expenses to Borrower's Loan Account, but the failure to provide such notification, unless willful, shall not result in any liability of Agent. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                           (e)      COMPUTATION. All interest and fees
chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                           (f)      INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL
RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7      CASH MANAGEMENT.

                           (a)      Borrower shall (i) prior to the\ Restatement
Closing Date, establish and maintain cash management services of a type and on terms satisfactory to Agent at the bank set forth on Schedule 2.7(a) (the "Cash Management Bank"), and shall take reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, (ii) from and after the Restatement Closing Date, continue its historical practice of requiring each of its Subsidiaries to remit to Borrower all cash and Cash Equivalents of such Subsidiaries when the amount of cash and Cash Equivalents of each such Subsidiary, in the aggregate for each such Subsidiary equals $50,000 (other than amounts expected to be expended within the next 5 Business Days) and arrange to have such excess amounts remitted to the Cash Management Bank, and (iii) from and after the Restatement Closing Date, deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of its Collections (including those Collections sent directly by Account Debtors to the Cash Management Bank and excluding those resulting from a Permitted Disposition or Permitted Swap, which Collections shall be remitted to Agent in accordance with and to the extent required by Section 2.2; but excluding (for clarity) the Collections of Borrower's

Subsidiaries which are intended to be covered by clause (ii) above) into a bank account (a "Cash Management Account") at the Cash Management Bank.

                           (b)      The Cash Management Bank shall establish and
maintain a Cash Management Agreement with Agent and Borrower, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) upon receipt of written notice from Agent to the Cash Management Bank, it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account. Anything contained herein to the contrary notwithstanding, Agent agrees that it shall not provide the above-described notice to the Cash Management Bank unless and until a Triggering Event has occurred and is continuing at a time when Advances or Letters of Credit are outstanding. Once a Triggering Event has occurred and is continuing at a time when Advances or Letters of Credit are outstanding, Agent shall be free to exercise its right to issue such notice and the subsequent elimination of the subject Triggering Event shall not eliminate the effectiveness of such notice.

                           (c)      So long as no Default or Event of Default
has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

                           (d)      The Cash Management Accounts shall be cash
collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Agent.

         2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

         2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 60 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                           (a)      UNUSED LINE FEE. On the first day of each
month during the term of this Agreement, an unused line fee in an amount equal to 0.50% per annum times the result of (i) the Maximum Revolver Amount less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

                           (b)      FEE LETTER FEES. As and when due and payable
under the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter, and

                           (c)      AUDIT, APPRAISAL, AND VALUATION CHARGES. For
the separate account of Agent, audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Agent,
(ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and
(iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation. The foregoing notwithstanding, so long as no Event of Default is continuing, Borrower shall not be required to pay the fees and charges of more than (a) 3 audits per fiscal year, and (b) 2 appraisals per fiscal year. Without limiting the rights of Agent under this Section 2.11(c) and so long as no Event of Default is continuing, Borrower, for the purpose of adjusting the calculation of Applicable Eligible Value, shall be entitled to cause to be performed, at Borrower's expense, up to 2 appraisals of the STAC Value or the OLV Value of the Stations per fiscal year and shall be entitled to choose whether the appraisal is a STAC Value or an OLV Value appraisal, and upon delivery of any such appraisal to Agent, such appraisal shall constitute the basis for calculating the Applicable Eligible Value.

         2.12     LETTERS OF CREDIT

                           (a)      Subject to the terms and conditions of this
Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Restatement Closing Date the prospective Underlying Issuer shall be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C

Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                           (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances, or

                           (ii) the Letter of Credit Usage would exceed $4,000,000, or

                           (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

                  Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Restatement Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the following Business Day and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6 unless and until converted to a LIBOR Rate Loan in accordance with the terms hereof. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

                           (b)      Promptly following receipt of a notice of
L/C Disbursement pursuant to Section 2.12(a), each Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                           (c)      Borrower hereby agrees to indemnify, save,
defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

                           (d)      Borrower hereby authorizes and directs any
Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                           (e)      Any and all charges, commissions, fees, and
costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Restatement Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                           (f)      If by reason of (i) any change in any
applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto, and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13     LIBOR OPTION.

                           (a)      INTEREST AND INTEREST PAYMENT DATES. In lieu
of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                           (b)      LIBOR Election.

                           (i) Borrower may, at any time and from time to time, so long as no Event of Default is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders.

                           (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default),

                  (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                           (iii) Borrower shall have not more than 8 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $200,000 in excess thereof.

                           (c)      PREPAYMENTS. Borrower may prepay LIBOR Rate
Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with
Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                           (d)      SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                           (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment; provided, however, that before making any such demand, the affected Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic (other than immaterial costs related to such efforts), or regulatory manner) to designate a different eurodollar lending office if the making of such designation would allow the affected Lender to continue to perform its obligations to make LIBOR Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost; and Agent promptly shall transmit the notice to each other Lender. Upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above). In the case of clause (y) above, within 30 days after its receipt of the notice from the affected Lender, Borrower may, at its option, (I) elect to substitute for such affected Lender any other bank or financial institution reasonably acceptable to Agent, and such affected Lender shall have no right to refuse to be replaced hereunder, or (II) terminate the Commitment that is held by such affected Lender.

                           (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give written notice of such changed circumstances to Agent and Borrower; provided, however, that before making any such demand, the affected Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic (other than immaterial costs related to such efforts), or regulatory manner) to designate a different eurodollar lending office if the making of such designation would allow the affected Lender to continue to perform its obligations to make LIBOR Rate Loans; and Agent promptly shall transmit the notice to each other Lender. Within 30 days after its receipt of the notice from such affected Lender, Borrower may, at its option, (I) elect to substitute for such affected Lender any other bank or financial institution reasonably acceptable to Agent, and such affected Lender shall have no right to refuse to be replaced hereunder, (II) terminate the Commitment that is held by such affected Lender, or (III) elect to accept Base Rate Loans only from such affected Lender.

                           (e)      NO REQUIREMENT OF MATCHED FUNDING. Anything
to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change after the date hereof in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has or will have the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined (but in no event for a period of more than 90 days prior to the date of the written notice), payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. The foregoing notwithstanding, in the event that payments to any Lender are required to be made hereunder as a result of such additional costs, Borrower shall be entitled to substitute for such Lender any other bank or financial institution reasonably acceptable to Agent, and such Lender shall have no right to refuse to be replaced hereunder. Each such Lender shall state in the notice required by this Section 2.14, in reasonable detail, the cause and amount of such additional cost. Within 30 days after receipt of such notice, Borrower may, at its option, elect to terminate the Commitment that is held by such Lender.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

                           (a)      the Restatement Closing Date shall occur on
or before August 11, 2003;

                           (b)      Agent shall have received all UCC searches
and financing statements required by Agent with respect to the Janesville-Madison Station, and the results of such searches shall be satisfactory to Agent;

                           (c)      Agent shall have received each of the
following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                           (i) Collateral Assignment of the Key Lease with respect to the Janesville-Madison Station, together with an appropriate consent to hypothecation from the lessor under such Key Lease (to the extent any such consent is required thereby),

                           (ii) Collateral Assignment of the Tower Lease with respect to the Janesville-Madison Station, together with an appropriate consent to hypothecation from the lessor under such Tower Lease (to the extent any such consent is required thereby),

                           (iii) the Control Agreements with respect to the Janesville-Madison Station,

                           (iv)     the Equipment Financing Letter Agreement,

                           (v)      the Fee Letter,

                           (vi)     the Guarantor Security Agreement,

                           (vii)    the Guaranty,

                           (viii)   the Intercompany Subordination Agreement,

                           (ix)     modifications of the Mortgages, the
                  Collateral Assignments of Key Leases, and the Collateral Assignments of Tower Leases, in form and substance satisfactory to Agent, reflecting the amendment and restatement of the Existing Loan Agreement and the increase in the Maximum Revolver

                  Amount, and confirmation of recordation in all applicable jurisdictions of such modifications,

                           (x) the Pledge Agreement, together with all certificates representing the certificated shares of Stock pledged thereunder that were not delivered on the Closing Date, as well as Stock powers with respect to such certificated shares endorsed in blank;

                           (d)      Agent shall have received a certificate from
the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                           (e)      Agent shall have received copies of
Borrower's Governing Documents, as amended, modified, or supplemented to the Restatement Closing Date, certified by the Secretary of Borrower or a certificate from the Secretary of Borrower certifying that there have been no amendments or other modifications to Borrower's Governing Documents since the Closing Date;

                           (f)      Agent shall have received a certificate of
status with respect to Borrower, dated within 10 days of the Restatement Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                           (g)      Agent shall have received certificates of
status with respect to Borrower, each dated within 30 days of the Restatement Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                           (h)      Agent shall have received a certificate from
the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

                           (i)      Agent shall have received copies of each
Guarantor's Governing Documents, as amended, modified, or supplemented to the Restatement Closing Date, certified by the Secretary of such Guarantor or a certificate from the Secretary of such Guarantor certifying that there have been no amendments or other modifications to such Borrower's Governing Documents since the Closing Date;

                           (j)      Agent shall have received a certificate of
status with respect to each Guarantor, dated within 10 days of the Restatement Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

                           (k)      Agent shall have received certificates of
status with respect to each Guarantor, each dated within 30 days of the Restatement Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdiction;

                           (l)      Agent shall have received (i) an opinion of
Obligors' counsel substantially in the form of the opinion delivered on the Closing Date and otherwise in form and substance satisfactory to Agent and (ii) an opinion of Obligors' special communications counsel with respect to the Janesville-Madison Station, substantially in the form of the opinion delivered on the Closing Date and otherwise in form and substance satisfactory to Agent;

                           (m)      Agent shall have received satisfactory
evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower and its Subsidiaries have been timely filed and all taxes upon Borrower, its Subsidiaries, or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                           (n)      Borrower shall have the Required
Availability after giving effect to the initial extensions of credit, if any, hereunder;

                           (o)      Agent shall have received Borrower's
Restatement Closing Date Business Plan;

                           (p)      Borrower shall have paid all Lender Group
Expenses incurred in connection with the transactions evidenced by this Agreement;

                           (q)      Agent shall have received copies of each
LMA, Key Lease, Tower Lease, and Affiliation Agreement with respect to the Janesville-Madison Station, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct, and complete copy thereof;

                           (r)      Agent shall have received a title insurance
date down 1B endorsement on existing title insurance policies for the Real Property Collateral issued by Chicago Title or another title insurance company satisfactory to Agent reflecting the amendment and restatement of the Existing Loan Agreement and the increase in the Maximum Revolver Amount; and

                           (s)      Borrower shall have received all licenses,
approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby.

         3.2 CONDITIONS PRECEDENT TO INTERMEDIATE NOTES REPAYMENT. The obligation of the Lender Group (or any member thereof) to make the Advances for the purpose of funding the repayment, redemption, or repurchase of the Intermediate Notes (other than the repurchase of Intermediate Notes in the open market as permitted under clause (d) of the definition of "Permitted Restricted Payments") is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below (the "Intermediate Notes Repayment Closing Conditions"):

                           (a)      the Intermediate Notes Repayment Closing
Date shall occur on or before October 1, 2003;

                           (b)      Agent shall have received each of the
following documents, duly executed, and each such document shall then be in full force and effect or shall be in full force and effect concurrently with the funding of the Advances permitted under clause (e) of the definition of Permitted Restricted Payments:

                           (i)      a Disbursement Letter,

                           (ii)     the Parent Guarantor Security Agreement,

                           (iii)    the Parent Guaranty,

                           (iv) the Parent Pledge Agreement, together with all certificates representing the certificated shares of Stock pledged thereunder, as well as Stock powers with respect to such certificated shares endorsed in blank,

                           (v)      a Solvency Certificate;

                           (c)      Agent shall have received UCC searches with
respect to Parent Guarantors and the results of such searches shall be satisfactory to Agent;

                           (d)      Agent shall have received all financing
statements required by Agent with respect to Parent Guarantors;

                           (e)      Agent shall have received a certificate from
the Secretary of each Parent Guarantor attesting to the resolutions of such Parent Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Parent Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

                           (f)      Agent shall have received copies of each
Parent Guarantor's Governing Documents, as amended, modified, or supplemented to the Intermediate Notes Repayment Closing Date, certified by the Secretary of such Parent Guarantor;

                           (g)      Agent shall have received a certificate of
status with respect to each Parent Guarantor, dated within 10 days of the Intermediate Notes Repayment Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Parent Guarantor, which certificate shall indicate that such Parent Guarantor is in good standing in such jurisdiction;

                           (h)      Agent shall have received certificates of
status with respect to each Parent Guarantor, each dated within 30 days of the Restatement Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Parent Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Parent Guarantor is in good standing in such jurisdiction;

                           (i)      Agent shall have received an opinion of
Parent Guarantors' counsel with respect to Parent Guarantors substantially in the form of the opinion delivered on the Closing Date and otherwise in form and substance satisfactory to Agent;

                           (j)      Borrower shall have the Required
Availability after giving effect to the Advances to be made on the Intermediate Notes Repayment Closing Date.

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                           (a)      the representations and warranties contained
in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                           (b)      no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                           (c)      no injunction, writ, restraining order, or
other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates, and

                           (d)      no Material Adverse Change shall have
occurred.

         3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower, Agent, and the Lenders and shall continue in full force and effect for a term ending on July 31, 2006 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Agent for the benefit of Lenders in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender). No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect (other than those Liens that were previously released in accordance with the terms of this Agreement) until all Obligations (other than contingent indemnification obligations or obligations to reimburse Lender for drawings under outstanding Letters of Credit that have been cash collateralized as provided herein) have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations (other than contingent indemnification obligations or obligations to reimburse Lender for drawings under outstanding Letters of Credit that have been cash collateralized as provided herein) have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens (other than with respect to the cash collateral provided pursuant to the first sentence of this Section 3.5) and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, upon no less than 30 days or more than 45 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of Lenders in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium (to be allocated among the Lenders in accordance with their respective Pro Rata Shares). If Borrower sends a notice of termination pursuant to the provisions of this Section and does not revoke such notice prior to the termination date set forth therein, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of

Lenders in an amount equal to 105% of the then extant Letter of Credit Usage, or
(ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium, on the date set forth in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated among the Lenders in accordance with their respective Pro Rata Shares), measured as of the date of such termination. The foregoing to the contrary notwithstanding, in the event that any termination of this Agreement by Borrower pursuant to the first sentence of this Section 3.6 occurs as a proximate result of or in proximate connection with (A) Borrower's consummation of an equity or subordinated debt issuance, (B) the sale of all or substantially all of the Stock of Borrower or all or substantially all of Borrower's and its Subsidiaries' assets, in one or a series of related transactions, or (C) a refinancing of the Obligations provided solely by Wells Fargo or one of its Affiliates, or as to which Wells Fargo or one of its Affiliates serves as the administrative agent or makes a commitment to lend at least $10,000,000, then,
(i) in the case of (A) or (B) above, the Applicable Prepayment Premium shall be equal to one-half of the Applicable Prepayment Premium that would otherwise be applicable, and (ii) in the case of (C) above, the Applicable Prepayment Premium shall be equal to zero. Agent shall return to Borrower any cash collateral held by Agent in respect of any Letter of Credit within 30 days after the expiration or termination of such Letter of Credit, net of the amount of any draws, costs, expenses or letter of credit fees in respect of such letter of credit.

4.       CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Permitted Swaps, and amendments, modifications or terminations of licenses not prohibited hereunder, no Obligor has any authority, express or implied, to dispose of any item or portion of the Collateral. Anything to the contrary in this Agreement or the other Loan Documents notwithstanding, to the extent this Agreement or any other Loan Document purports to grant to Agent a security interest in the FCC Licenses, Agent shall only have a security interest in such FCC Licenses at such times and to the extent that a security interest in such FCC Licenses is not prohibited under applicable law, and Agent agrees that, to the extent prior FCC approval is required pursuant to the Communications Act of 1934, as amended, or the rules and regulations of the FCC for (a) the operation and effectiveness of any remedy hereunder or under any Loan Document, or (b) taking any action that may be taken by Agent hereunder or under any Loan Document, such remedy or action will be subject to such prior FCC approval having been obtained by or in favor of Agent; and Borrower will use, and shall cause each of the other Obligors to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) use, its reasonable best efforts to obtain any such approval as promptly as possible after Agent first becomes entitled to exercise such remedy or action (but only so long as Agent is so entitled); provided, however, that, the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under applicable law, or (b) so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and liens upon any rights or interests of Borrower in or to monies due or to become due under any such license, or (c) to limit, impair, or otherwise affect Agent's continuing security interest in and Lien upon any rights or interests of Borrower in and to any proceeds from the sale, license, lease, or other disposition of any such FCC License.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Agent, shall, and shall cause each of the other Obligors to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to) endorse and deliver physical possession of such Negotiable Collateral to Agent.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of the Obligors that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the reasonable collection costs and expenses to the Loan Account. Borrower agrees that it will, and will cause each of the other Obligors to (and by execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to), hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and, subject to the terms of Section 2.7, immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by the applicable Obligor.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall, and shall cause each of the other Obligors to (and by execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to), execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, mortgages, security agreements, pledges, assignments (including Collateral Assignments of Key Leases and Collateral Assignments of Tower Leases that are entered into by Borrower or any of its Subsidiaries at or following the closing of any Permitted Acquisition), endorsements of certificates of title, and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (including Liens in joint venture interests that are acquired in a Permitted Joint Venture Acquisitions) (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date (in form substantially similar to the Mortgages executed on or prior to the Closing Date (subject to variations necessary to take into account local law and practice), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require (but so long as no Event of Default is continuing, not more frequently than monthly), Borrower shall, and shall cause each of the other Obligors to (and by execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees to), (a) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by any of the Obligors during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of the applicable Obligor's ownership thereof, and (c) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints, and hereby causes each of the other Obligors to make, constitute and appoint (and by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby makes, constitutes, and appoints), Agent (and any of Agent's officers, employees, or agents designated by Agent) as the Obligors' true and lawful attorney, with power to (a) if any Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Obligor on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign the Obligors' names on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of

Accounts, (d) endorse the Obligors' names on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Obligors' policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as the Obligors' attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify any or all of the Obligor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, however, that any such audit or appraisal shall be subject to the limitations set forth in Section 2.11(c).

         4.7 CONTROL AGREEMENTS. Borrower agrees that, from and after the Closing Date, it will not, and it will cause the other Obligors not to (and by its execution and delivery of the Guaranty or a joinder thereto, each of the Guarantors hereby agrees that it will not), transfer assets out of any Securities Accounts unless such Securities Account contains assets of $100,000 or less and, if to another securities intermediary, unless each of the applicable Obligor, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by any Obligor without the prior written consent of Agent. During the continuance of an Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account for application against the Obligations.

         4.8 RELEASE OF COLLATERAL. Upon any sale or disposition of any Collateral that is expressly permitted under this Agreement and the other Loan Documents, upon the request of the applicable Obligor and at such Obligor's expense, Agent will promptly execute and deliver to such Obligor the proper instruments or provide written authorization to such Obligor (including authorization to file any UCC termination statements or amendments, as applicable) as may be necessary or required to effect the release of Agent's security interest in such Collateral.

5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group, which shall be true, correct, and complete in all material respects as of the Restatement Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 NO ENCUMBRANCES. The Obligors have good and indefeasible title to their properties and assets (including all of the Stations), free and clear of Liens except for Permitted Liens.

         5.2      [INTENTIONALLY OMITTED].

         5.3      [INTENTIONALLY OMITTED].

         5.4 EQUIPMENT. All of the Equipment that is used or held for use in the Obligors' businesses is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. Except (a) as set forth on Schedule 5.5, and (b) for personal computers and other office equipment in an aggregate amount not to exceed $100,000, the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5. Borrower may update Schedule 5.5 from time to in accordance with Section 6.9; provided that (a) no such update to such Schedule or representation shall be or be deemed to retroactively effect a correction of any representation and warranty which was incorrect or untrue when made or to constitute a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Required Lenders in writing, and (b) no update shall be permitted as to representations and warranties that relate solely to the Closing Date or the Restatement Closing Date.

         5.6      [INTENTIONALLY OMITTED].

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in Schedule 5.7 and Borrower's FEIN is identified in Schedule 5.7.

         5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                           (a)      Borrower is duly organized and existing and
in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                           (b)      Set forth on Schedule 5.8(b) is a complete
and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Restatement Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on
Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                           (c)      Set forth on Schedule 5.8(c) is a complete
and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                           (d)      Except as set forth on Schedule 5.8(c),
there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrowers' Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9      DUE AUTHORIZATION; NO CONFLICT.

                           (a)      The execution, delivery, and performance by
Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

                           (b)      The execution, delivery, and performance by
Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                           (c)      Other than as set forth on Schedule 5.9 and
other than the filing of mortgages, financing statements, and fixture filings, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person. Notwithstanding the foregoing or the provisions of clause (h) below, (i) from time to time, the Obligors may be required to obtain certain authorizations of or to make certain filings with the FCC and which are required in the ordinary course of business, (ii) copies of certain documents, including without limitation certain Loan Documents, may be required to be filed with the FCC pursuant to 47 C.F.R Section 73.3613, (iii) the FCC must be notified of the consummation of any assignments or transfers of control of FCC authorizations for any television broadcast stations and ownership reports are required to be filed with the FCC after such consummation pursuant to 47 C.F.R. Section 73.3615, and (iv) prior to the exercise of certain rights or remedies under the Loan Documents by Agent, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made.

                           (d)      This Agreement and the other Loan Documents
to which Borrower is a party, when executed and delivered by Borrower, will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e)      The Agent's Liens are validly created,
perfected, and first priority Liens, subject only to Permitted Liens, except for
(i) Liens on certain Deposit Accounts and Securities Accounts which may not be perfected due to there being no requirement in this Agreement of a Control Agreement thereon, (ii) Liens on certain Real Property Collateral which may not be perfected due to the legal description in the Mortgage thereon not being in recordable form, and (iii) Liens in letter of credit rights which may not be perfected due to Agent's not having control of such letter of credit rights within the meaning of revised Article 9 of the Code.

                           (f)      The execution, delivery, and performance by
Guarantors of the Loan Documents to which they are party have been duly authorized by all necessary action on the part of each Guarantor.

                           (g)      The execution, delivery, and performance by
Guarantors of the Loan Documents to which they are party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Guarantor, the Governing Documents of any Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on any Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Guarantor, other than Permitted Liens, or (iv) require any approval of any Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of any Guarantor.

                           (h)      Other than as set forth on Schedule 5.9 and
other than the filing of mortgages, financing statements, and fixture filings and subject to the final sentence of Section 5.9(c), the execution, delivery, and performance by Guarantors of the Loan Documents to which they are party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                           (i)      The Loan Documents to which Guarantors are
party, and all other documents contemplated hereby and thereby, when executed and delivered by Guarantors will be the legally valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, complaints, or proceedings, investigations (to the actual knowledge of Borrower) or governmental inquiries (to the actual knowledge of Borrower) pending, or to the actual knowledge of Borrower, threatened against any of the Obligors, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Restatement Closing Date that, if decided adversely to the applicable Obligor or Obligors, reasonably could not be expected to result in a Material Adverse Change. None of the Obligors has received within the past 2 years any notice of violation, notice of apparent liability for a forfeiture, or notice of forfeiture from the FCC.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or its Subsidiaries that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's (or its Subsidiaries', as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or its Subsidiaries, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Restatement Closing Date.

         5.12 FRAUDULENT TRANSFER. No transfer of property is being made by any Obligor and no obligation is being incurred by any Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the actual intent to hinder, delay, or defraud either present or future creditors of any Obligor.

         5.13 EMPLOYEE BENEFITS. None of the Obligors or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.14     ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14,
(a) to Borrower's knowledge, none of the Obligors' real property assets has ever been used by the Obligors or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of the Obligors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of the Obligors have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by the Obligors, and (d) none of the Obligors have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any of the Obligors resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

         5.16 INTELLECTUAL PROPERTY. The Obligors own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of their business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which any of the Obligors is the owner or is an exclusive licensee.

         5.17 LEASES. Schedule 5.17 accurately and completely lists, and sets forth a description of, all agreements between one or more of the Obligors and any Person relating to the location of (i) tower and transmitter sites used in the operation of the Stations (the "Tower Leases") and (ii) offices, studios and other facilities (the "Key Leases"), and the same constitute the only Tower Leases and the Key Leases necessary to the conduct by the Obligors of their businesses as presently conducted. The Obligors enjoy peaceful and undisturbed possession under all leases (including the Tower Leases) to which they are a party as lessee, and all of such leases are valid, subsisting and in full force and effect, and no material default by any Obligor exists under any of them. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee. Borrower may update Schedule 5.17 from time to time if Borrower enters into any new Tower Leases or Key Leases; provided that (a) no such update to such Schedule or representation shall be or be deemed to retroactively effect a correction of any representation and warranty which was incorrect or untrue when made or to constitute a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Required Lenders in writing, and (b) no update shall be permitted as to representations and warranties that relate solely to the Closing Date or the Restatement Closing Date.

         5.18 DDAS. Set forth on Schedule 5.18 are all of the Obligors' DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository. Borrower may update Schedule 5.18 from time to time if any Obligor opens a new DDA (subject to any requirements herein to cause a Control Agreement to be delivered to Agent with respect to such new DDA); provided that
(a) no such update to such Schedule or representation shall be or be deemed to retroactively effect a correction of any representation and warranty which was incorrect or untrue when made or to constitute a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Required Lenders in writing, and (b) no update shall be permitted as to representations and warranties that relate solely to the Closing Date or the Restatement Closing Date..

         5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of the Obligors in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Obligors in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided; provided that for the purposes of the foregoing, the Restatement Closing Date Projections and any other Projections delivered to Agent are not intended to be considered factual information. On the Restatement Closing Date, the Restatement Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrower's good faith best estimate of the Obligors' future performance for the periods covered thereby.

         5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of the Obligors outstanding immediately prior to the Restatement Closing Date that is to remain outstanding after the Restatement Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness.

         5.21 LICENSES AND PERMITS. Except as set forth in Schedule 5.21, all licenses, permits and similar rights (including FCC Licenses) required from any Federal, state or local governmental body for the ownership, construction, use and operation of the Stations and other properties now owned and operated by the Obligors have been validly issued and are in full force and effect, unless and to the extent the failure to obtain or maintain any such license, permit or similar right could not reasonably be expected to result in a Material Adverse Change, and the Obligors are in compliance, in all material respects, with all of the provisions thereof, unless and to the extent the failure of the Obligors to be in compliance with any such provision thereof could not reasonably be expected to result in a Material Adverse Change, and none of such licenses, permits or consents is the subject of any pending or, to the best of Borrower's knowledge and belief, threatened proceeding for the revocation, cancellation, adverse modification, suspension, or non-renewal thereof, unless and to the extent such revocation, cancellation, adverse modification, suspension, or non-renewal thereof could not reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 5.21, the Obligors have completed construction of their respective FCC-authorized digital television broadcast stations or shall have requested an extension from the FCC for any such station for which construction has not been completed and the FCC has not denied any such request by final order. As of the Restatement Closing Date and as of each subsequent date on which Borrower delivers to Agent an updated schedule pursuant to Section 6.17, set forth on
Schedule 5.21 is a complete and accurate list of all such licenses, permits, special temporary authorizations, and consents, and a complete description of any material waivers of any FCC rules granted by the FCC to any Obligor, and such schedule identifies the date by which an application for the renewal of such license, permit, special temporary authorization, consent, or waiver must be filed and describes the status of each such pending application.

         5.22 NO DEFAULT IN MAIN STATION LICENSES. No default by any Obligor exists under any Main Station License to which it is a party and no event has occurred or exists which, with notice or lapse of time or both, would constitute a default by any Obligor thereunder and each such Main Station License has been duly authorized, executed and delivered by each Obligor party thereto and is in full force and effect and has not been amended or modified except as disclosed in writing to Agent.

         5.23 LMAS. All LMAs of the Obligors are identified on Schedule 5.23 and each of the Obligors party to any of the LMAs is in compliance with all of the material terms of such LMA and, to the best of each Obligor's knowledge, except as described on Schedule 5.23, all other parties to each such LMA are in compliance with the provisions thereof. Without limiting Borrower's obligation to comply with this representation and warranty or any other term of this Agreement, Borrower may update Schedule 5.23 from time to time for the sole purposes of adding a Permitted LMA to such Schedule and disclosing that a non-Obligor party to a LMA is not in compliance with such LMA and upon such disclosure, Borrower shall not be in violation of this Section due to such non-compliance.

         5.24 GOVERNMENTAL AUTHORITY. Except for the consents, authorizations, approvals, actions, notices and filings with or by the FCC and other governmental authorities, all of which have been duly obtained, taken, given or made and are in full force and effect and are not subject to any conditions (other than those conditions generally applicable to entities holding licenses, permits, consents or authorizations granted or issued by the FCC and other governmental authorities with respect to television stations), no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required (i) for the grant by the Borrower of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by Borrower, or (ii) for the perfection of such security interest.

         5.25 INACTIVE SUBSIDIARY. The Inactive Subsidiary does not own any material assets and does not engage in any business activity whatsoever.

         5.26     THE STATIONS

                  .

                           (a)      Each of the Obligors and the Stations is in
compliance, in all material respects, with all applicable federal, state and local laws, published rules and regulations, and published policies of any Governmental Authority having jurisdiction over such Obligor, including, without limitation, the Children's Television Act of 1990, Telecommunications Act of 1996, the Communications Act of 1934, as amended, and the published rules and policies of the FCC and all rules and laws governing equal employment opportunity. Without limiting the generality of the foregoing:

                           (i) Each Obligor has filed all material reports and other submissions required to be filed with the FCC, and has timely paid all annual regulatory fees required to be paid to the FCC, by such Obligor with respect to its Stations and their operations;

                           (ii)     the operation of the Stations is in
                  compliance in all material respects with American National Standards Institute Standards C95.1-1992 to the extent required under applicable rules and regulations;

                           (iii) all of the existing towers used in the operation of the Stations are obstruction-marked and lighted to the extent required by, and in accordance with, the published rules and regulations of the FAA and appropriate notifications to the FAA have been filed and determinations of no hazard to air navigation have been obtained from the FAA for each such tower where required, and all such towers have been duly registered with the FCC as and to the extent such registration is required by the FCC's regulations;

                           (iv) the Stations are in material compliance with the provisions of the Communications Decency Act of 1996 in effect, as well as any and all published FCC rules and policies in effect to implement such Act.

                           (b)      None of the Obligors that own or manage the
Stations is subject to any FCC proceedings in respect of Equal Employment Opportunity or other regulatory violations and, to Borrower's best knowledge, no such proceedings are threatened.

                           (c)      The assets of the Stations are adequate and
sufficient for all of the current operations of the Stations as contemplated as of the date hereof.

         5.27 SIGNAL CARRIAGE. The License Companies or the Operating Companies, as the case may be, have timely and effectively notified the cable television systems covering substantially all of the cable television subscribers in the market areas in which the Stations are located (other than cable television systems not capable of receiving such Stations' signal or not required to carry such Stations' signals under "must carry" provisions of applicable law) of the elections by such License Companies or such Operating Companies, as the case may be, to have such Stations' signals carried on such systems pursuant either to retransmission consent agreements or to mandatory carriage requests by such Licensing Companies or such Operating Companies, as the case may be, and, to Borrower's best knowledge, except as set forth in
Schedule 5.27, all such cable systems are doing so pursuant to such retransmission consent agreements or such mandatory carriage requests. With respect to any market area in which any of the Stations is located and in which one or more direct broadcast satellite service provider(s) has or have (i) announced an intention to provide so-called "local-to-local" retransmission of the signals of television stations in such market area to its or their subscribers in such market area, or (ii) commenced such retransmission, the signal of such Station is being provided, or the License Companies or the Operating Companies, as the case may be, shall diligently pursue the provision, by such provider(s) to its or their subscribers in such market to the extent required by the provisions of the Satellite Home Viewer Improvement Act of 1999 or the rules of the FCC.

         5.28     PROCEEDS OF INTERMEDIATE NOTES

                  . Substantially all of the proceeds of the Intermediate Notes were contributed or otherwise transferred to Borrower and its Subsidiaries promptly after the issuance of the Intermediate Notes by ACME Intermediate and ACME Intermediate Finance.

6.       AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations (other than contingent indemnification obligations or obligations to reimburse the Lender Group for drawings under outstanding Letters of Credit that have been cash collateralized as provided herein), Borrower shall, and shall cause each of the other Obligors to, do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information from time to time as reasonably may be requested by Agent.

         6.2 COLLATERAL REPORTING. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

=====================================================================================================================
Monthly (not later than    (a) a summary aging of the accounts payable of each Station and of the Obligors' accounts
the 10th day of each       payable and any book overdraft.
month)

----------------------------------------------------------------------------------------------------------------------
Quarterly                  (b) a detailed list of the Obligors' customers on a per Station basis and on the basis of all of the Stations of the Obligors, and

                           (c) a report regarding the Obligors' accrued, but unpaid, ad valorem taxes.

----------------------------------------------------------------------------------------------------------------------
Upon request by Agent      (d) such other reports as to the Collateral, or the financial condition of the Obligors, as Agent may reasonably request.

=====================================================================================================================

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

                           (a)      as soon as available, but in any event
within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                           (i) a company prepared consolidated balance sheet, income statement (including an income statement on a Station-by-Station basis), and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

                           (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

                                        the financial statements delivered
                           hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries, the representations and warranties of
                           Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects (or, to the extent of any representation and warranty being untrue or incorrect, describing such lack of truth or correctness as to which he or she may have knowledge and what action Borrower has taken, is taking or proposes to take with respect thereto) on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and there does not exist any condition or
                           event that constitutes a Default or Event of Default (or, to the extent of any non-compliance with this Agreement or any other Loan Document, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

                           (iii) for each month that is the date on which a financial covenant in Section 7.22 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance or, if applicable, non-compliance at the end of such period with the applicable financial covenants contained in Section 7.22, and

                           (b)      as soon as available, but in any event
within 90 days after the end of each of Borrower's fiscal years,

                           (i) financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent (KPMG LLP being acceptable to Agent as of the date hereof) and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include, if prepared, such accountants' letter to management), and

                           (ii) an internally prepared balance sheet, income statement, and statement of cash flow on a per Station basis as well as on the basis of the overall Station group of Borrower and its Subsidiaries,

                           (c)      as soon as available, but in any event
within 30 days prior to the start of each of Borrower's fiscal years,

                           (i) copies of Borrower's Projections, in form, scope, and underlying assumptions satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower and as being such officer's good faith best estimate of the financial performance of Borrower and its Subsidiaries during the period covered thereby,

                           (d)      if and when filed by Borrower,

                           (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                           (ii) any other filings made by Borrower with the SEC,

                           (iii) if requested, copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                           (iv) any other information that is provided by Borrower's ultimate parent to its shareholders generally,

                           (e)      if and when filed by Borrower and as
requested by Agent, satisfactory evidence of payment of applicable excise taxes (other than those that are the subject of a Permitted Protest) in each jurisdiction in which (i) any Obligor conducts business or is required to pay any such excise tax, (ii) where any Obligor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Obligor, or
(iii) where any Obligor's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                           (f)      as soon as Borrower has knowledge of any
event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

                           (g)      as soon as available, but in any event
within 120 days after the end of each of Borrower's fiscal years, a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.22; provided that with respect to fiscal year 2002, the certificate shall make reference to the Existing Loan Agreement as of December 31, 2002 and the foregoing time deadline shall be 5 days after the Restatement Closing Date, and

                           (h)      upon the request of Agent, any other report
reasonably requested relating to the financial condition of Borrower and its Subsidiaries.

                  The financial statements described above shall be prepared on both a consolidated and consolidating (per Station and related License Company) basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning

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Borrower Agent reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4      [INTENTIONALLY OMITTED].

         6.5 ADVERTISING REBATES. Cause any advertising rebates or other allowances, as between any Obligor and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of such Obligor, as they exist at the time of the execution and delivery of this Agreement.

         6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, in all material respects, at all times with the provisions of all material leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder. For clarity, it is understood that this covenant is not intended to cover the Obligors' obligation to preserve their FCC Licenses

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against, any Obligor or any of its assets, to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make, and will cause each other Obligor to make, timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish, and will cause each other Obligor to furnish, Agent with proof satisfactory to Agent indicating that the applicable Obligor has made such payments or deposits. Upon request of Agent, Borrower shall, and shall cause all other Obligors to, deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which the applicable Obligor is required to pay any such excise tax.

         6.8      INSURANCE.

                           (a)      At Borrower's expense, maintain insurance
respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, and public liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. The insurance companies and coverages maintained by Borrower and its Subsidiaries as of the date hereof are satisfactory to Agent as of such date. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

                           (b)      Borrower shall give Agent prompt notice of
any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $500,000, without any liability to Borrower whatsoever in respect of such adjustments. If, as of the date of receipt thereof, there are Advances outstanding hereunder, Borrower shall pay to Agent any monies received as payment for any loss in excess of $500,000 under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain in excess of $500,000, to be applied to the prepayment of the Obligations without premium and without causing a reduction in the Commitments. The foregoing notwithstanding, Borrower may, at or within 30 days of the date of the receipt of any such payment by Agent, request that Agent establish an Insurance Proceeds Reserve and, thereafter, disburse to Borrower such monies from the Insurance Proceeds Reserve and Agent agrees to disburse such monies (notwithstanding any lack of Availability caused solely by the creation or maintenance of the Insurance Proceeds Reserve) solely for the repair, replacement, or restoration of the asset that has been damaged, destroyed or condemned, if all of the following conditions are satisfied: (i) no Default or Event of Default is continuing or would result therefrom, (ii) Borrower has cash, Cash Equivalents, borrowing availability under Section 2.1 and/or business interruption insurance proceeds in amounts sufficient, in the reasonable judgment of Agent, to ensure that Borrower will be able to make payment as and when due of each of its Obligations that will be payable during the period of such repair, replacement, or restoration, (iii) Agent is reasonably satisfied that the amount of such cash, Cash Equivalents, borrowing availability, insurance proceeds, and/or Insurance Proceeds Reserve will be sufficient fully to repair, replace, or restore the affected assets, (iv) construction, completion of the repair, replacement, or restoration of the affected assets is to be completed in accordance with plans, specifications, and drawings submitted to and approved by Agent, which approval shall not be unreasonably withheld or delayed, (v) all construction and completion of the repair, replacement, or restoration shall be effected with reasonable promptness and shall be of a value (the "Replaced Value") that is (A) at least equal to the replacement value (the "Destroyed Value") of the assets destroyed or condemned prior to such destruction or condemnation, or (B) of a value less than the Destroyed Value so long as the difference between the Destroyed Value and the Replaced Value is applied to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, and
(vi) all monies paid by Borrower to Agent may be commingled with other funds of Agent and will not bear interest pending disbursement hereunder. In the event Agent fails to receive timely such written designation or the conditions set forth in the following sentence are not satisfied, the payment shall be applied in the manner set forth in the immediately preceding sentence.

                           (c)      Borrower will not take out separate
insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

         6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5 (other than personal computers and other office equipment in an aggregate amount not to exceed $100,000); provided, however, that Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in or reasonably could not be expected to result in a Material Adverse Change.

         6.11 LEASES. Pay when due all rents and other amounts payable under any leases (including the Key Leases and the Tower Leases) to which any Obligor is a party or by which the properties and assets of any Obligor are bound, unless such payments are the subject of a Permitted Protest.

         6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement.

         6.13 EXISTENCE.At all times preserve and keep in full force and effect the Obligors' valid existence and good standing.

         6.14     ENVIRONMENTAL.

                           (a)      Keep any property either owned or operated
by any Obligor free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Obligor and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Obligor, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Obligor, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

         6.15 GOVERNMENT AUTHORIZATION. Borrower shall deliver to Agent, as soon as practicable, and in any event within 10 days after the receipt by any Obligor from the FCC or any other governmental agency having jurisdiction over the operations of the Obligors or filing or receipt thereof by any Obligor, (i) copies of any order or notice of the FCC or such other agency or court of competent jurisdiction which designates any material FCC License or other material franchise, permit or other governmental operating authorization of any Obligor, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of any Obligor to construct or operate a Station (or portion thereof), or adversely modifies or threatens to adversely modify any FCC License, (ii) a copy of any competing application filed with respect to any such FCC License or other authorization, or application therefor, of any Obligor, or any citation, notice of violation, notice of apparent liability for a forfeiture, or order to show cause issued by the FCC or other agency or any complaint filed with the FCC or other agency which is available to any Obligor, and (iii) a copy of any notice or application by any Obligor requesting authority to or notifying the FCC of its intent to cease broadcasting on any broadcast station for any period in excess of 10 days.

         6.16 OFF-THE-AIR REPORTS. Borrower shall deliver promptly to Agent notice of each occurrence of a period of 24 consecutive hours or more during which any Station owned or operated by any Obligor was not broadcasting or was broadcasting with power or coverage materially reduced from that provided by a Station's facilities as reflected in any FCC License for such Station.

         6.17 LICENSE STATUS. Commencing on the date that is 6 months following the Closing Date and continuing on every 6 month anniversary thereof, Borrower shall deliver to Agent an updated Schedule 5.21 reflecting thereon, as of the date of such delivery, the information described in Section 5.21.

         6.18 NOTICES. Promptly deliver, and cause each of the other Obligors to deliver promptly, to Agent, all material and adverse written notices received by it with respect to the Collateral, including the Main Station Licenses.

         6.19 PRESERVATION OF FCC LICENSES. Borrower shall, and shall cause each of the other Obligors to, preserve and maintain (a) the Main Station Licenses, and (b) any other

FCC Licenses, the loss of which could reasonably be expected to result in a Material Adverse Change.

         6.20 CONSTRUCTION OF DIGITAL TELEVISION BROADCAST STATIONS. Except as set forth on Schedule 5.21, the Obligors shall have completed construction of their respective FCC-authorized digital television broadcast stations or shall have requested an extension from the FCC for any such station for which construction has not been completed and the FCC shall not have denied any such request by final order.

         6.21 SIGNAL CARRIAGE. From and after the Restatement Closing Date, Borrower shall, and shall cause each of the other Obligors to, maintain and preserve the carriage of the signals of the Stations by substantially all cable television systems in the market areas in which such Stations are located (other than cable television systems not capable of receiving such Stations' signal or not required to carry such Stations' signals under "must carry" provisions of applicable law), by making, providing appropriate notices of, and enforcing, timely and effective elections for such carriage, either pursuant to retransmission consent agreements or pursuant to mandatory carriage requests. Borrower shall, and shall cause all of the Obligors to, maintain and preserve, or as appropriate the License Companies or the Operating Companies, as the case may be, shall timely and diligently prosecute efforts to obtain, the carriage of the signal of any Station located in a market area in which one or more direct broadcast satellite service provider(s) has or have (i) announced an intention to provide so-called "local-into-local" retransmission of the signals of the television stations in such market area to its or their subscribers in such market area, or (ii) commenced such retransmission, by such provider(s) to its or their subscribers in such market to the extent required by the provisions of the Satellite Home Viewer Improvement Act of 1999 or the rules of the FCC.

         6.22 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining actual knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

         6.23 REPAYMENT OF THE INTERMEDIATE NOTES. Cause the repayment, redemption or repurchase of the Intermediate Notes in full on or before October 1, 2003.

7.       NEGATIVE COVENANTS.

                  So long as any credit hereunder shall be available and until full and final payment of the Obligations (other than contingent indemnification obligations or obligations to reimburse the Lender Group for drawings under outstanding Letters of Credit that have

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been cash collateralized as provided herein), Borrower and, solely with respect to Sections 7.1, 7.2, 7.6, and 7.8, ACME Parent covenants and agrees that:

         7.1 INDEBTEDNESS. Borrower will not, and will not permit any of the other Obligors to, and ACME Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a)      Indebtedness evidenced by this Agreement and
the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                           (b)      Indebtedness (other than Permitted Purchase
Money Indebtedness) set forth on Schedule 5.20,

                           (c)      Permitted Purchase Money Indebtedness,

                           (d)      Permitted Intercompany Advances,

                           (e)      refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate (or with respect to any variable interest rate, the interest rate margin) with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and
(iv) if the Indebtedness that is refinanced, renewed, or extended was contractually subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;

                           (f)      Indebtedness of Borrower under any Hedging
Agreement so long as such Hedging Agreement is used solely as part of its normal business operations as a risk management strategy or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets;

                           (g)      Indebtedness permitted under Section 7.6;

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

                           (h)      Indebtedness composing Permitted
Investments;

                           (i)      Indebtedness expressly permitted to be
incurred or remain outstanding in connection with the consummation of a Permitted Acquisition or a Permitted Joint Venture Acquisition;

                           (j)      Indebtedness under the Intermediate Notes;
and

                           (k)      Indebtedness incurred after the Restatement
Closing Date by ACME Parent or ACME Television Holdings so long as such Indebtedness (i) is unsecured, (ii) does not provide for any principal payments or mandatory prepayments prior to the date that is 6 months after the Maturity Date, (iii) may not be repaid until the Obligations have been indefeasibly paid in full and the Commitments hereunder have been terminated, (iv) is not subject to covenants or events of default that are more restrictive than the covenants and events of default in this Agreement, and (v) provides that interest be added to principal and not be paid in cash or property until the date that is 6 months after the Maturity Date.

         7.2 LIENS. Borrower will not, and will not permit any of the other Obligors to, and ACME Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume, or permit to exist, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(e) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Borrower will not, and will not permit any of the other Obligors to:

                           (a)      Enter into any merger, consolidation,
reorganization, or recapitalization, or reclassify its Stock (other than a Permitted Acquisition, a Permitted Joint Venture Acquisition, a Permitted Disposition or Permitted Swap).

                           (b)      Liquidate, wind up, or dissolve itself (or
suffer any liquidation or dissolution).

                           (c)      Convey, sell, lease, license, assign,
transfer, or otherwise dispose of, in one transaction or a series of transactions, all or (other than Permitted Dispositions or Permitted Swaps) any substantial part of its assets.

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions or Permitted Swaps, Borrower will not, and will not permit any of the other Obligors to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the Obligors' assets.

         7.5 CHANGE NAME. Borrower will not, and will not permit any of the other Obligors to, change any Obligor's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that an Obligor may change its name upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

         7.6 GUARANTEE. Borrower will not, and will not permit any of the other Obligors to, and ACME Parent will not, and will not permit any of its Subsidiaries to, guarantee or otherwise become in any way liable with respect to the obligations of any third Person, except:

                           (a)      by endorsement of instruments or items of
payment for deposit to the account of the Obligors or which are transmitted or turned over to Agent;

                           (b)      guarantees of Indebtedness permitted
hereunder pursuant to clauses (a) and (b) of Section 7.1;

                           (c)      guarantees of Indebtedness permitted
hereunder pursuant to clause (e) of Section 7.1 to the extent such Indebtedness refinances, renews, or extends Indebtedness permitted under clause (b) of
Section 7.1;

                           (d)      guarantees by ACME Parent or ACME Television
Holdings of Indebtedness permitted under clause (k) of Section 7.1; and

                           (e)      in connection with Indebtedness permitted
pursuant to clause (j) of Section 7.1 to the extent such Guarantee or liability exists as of the date hereof.

         7.7 NATURE OF BUSINESS. Borrower will not, and will not permit any of the other Obligors to, make any change in the principal nature of its business.

         7.8 PREPAYMENTS AND AMENDMENTS. Borrower will not, and will not permit any of the other Obligors to, and ACME Parent will not, and will not permit any of its Subsidiaries to:

                           (a)      except in connection with a refinancing
permitted by Section 7.1(e), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of ACME Parent or any of its Subsidiaries, other than
(i) Permitted Purchase Money Indebtedness if Borrower has Excess Liquidity in an amount equal to or greater than $15,000,000 after giving effect thereto, (ii) Permitted Purchase Money Indebtedness that is secured by the assets that are the subject of a Permitted Disposition and that is required to be prepaid as a result of such disposition, (iii) Indebtedness assumed or acquired in connection with a Permitted Acquisition, a Permitted Joint Venture Acquisition, or a Permitted Swap of a Station that is required to be prepaid as a result of a Permitted Disposition or Permitted Swap of the subject Station, (iv) prepayment of the Intermediate Notes as described in clauses (d) and (e) of the definition of "Permitted Restricted Payments" or payment, redemption or purchase of the Intermediate Notes at maturity, (v) the exercise of an early purchase option under the Master Lease Agreement with respect to certain equipment thereunder so long as the aggregate amount expended on such early purchase option plus the amount required by Bankers Commercial Corporation as cash collateral for future lease payments does not exceed $6,000,000 and the aggregate amount expended on such early purchase option is drawn exclusively from such $6,000,000 amount that, as of the date hereof, is held by Bankers Commercial Corporation as cash collateral, or (vi) the Obligations in accordance with this Agreement,

                           (b)      except in connection with a refinancing
permitted by Section 7.1(e), amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c) if any such amendment, modification, alteration, increase or change could reasonably be expected to have an adverse effect on the Lender Group; provided that Borrower and its Subsidiaries may amend the Master Lease for the purpose of providing for the cash collateralization of Borrower's and such Subsidiaries' obligations thereunder in an amount of up to $6,000,000, and

                           (c)      directly or indirectly, amend, modify,
alter, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the Key Leases, the Tower Leases, or the Affiliation Agreements, if the affect of such amendment, modification, alteration, or change reasonably could be expected to result in a Material Adverse Change.

         7.9 CHANGE OF CONTROL. Borrower will not, and will not permit any of the other Obligors to, cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 CHANGE GOVERNING DOCUMENTS. Borrower will not, and will not permit any of the other Obligors to: (a) authorize the amendment of or amend the Governing Documents of any Obligor that is a limited liability company to provide that the Stock of such Obligor is governed by Article 8 of the Code; or
(b) authorize the issuance of or issue certificates evidencing the Stock of any Obligor that is a limited liability company except with respect to the certificates evidencing the Stock of Borrower in existence as of the Restatement Closing Date.

         7.11     DISTRIBUTIONS.

                           (a)      Except for Permitted Restricted Payments, or
as otherwise provided herein, Borrower shall not make any distribution (in cash or other property) on or in respect of, or purchase, acquire, redeem, or retire, any of Borrower's membership interests, whether now or hereafter outstanding.

                           (b)      Notwithstanding the foregoing and
notwithstanding Section 7.14, during each taxable year of Borrower, Borrower, at its option, may, in order to comply with its obligations hereunder (including its obligations under Section 6.7 hereof), make one or more cash distributions to each member in an aggregate amount not to exceed the amount of any Permitted Taxes (as defined below) for which such member is, or the beneficial owners of such member are, primarily liable under applicable law after taking into account the relevant tax attributes of each such member or beneficial owner (each such cash distribution, a "Tax Distribution"). A Permitted Tax shall mean any tax, levy, impost, duty, fee, assessment or other charge of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein on, or with respect to income, activities or assets of, any Obligor for any taxable period (or portion thereof) of such Obligor ending on or prior to the date of any cash distribution made pursuant to this
Section 7.11(b).

                           (c)      Borrower shall, prior to making any Tax
Distribution, provide Agent with such documentation and other information Agent may require, in its Permitted Discretion, to confirm the basis for and the amount of the Tax Distribution.

                           (d)      For the purposes of computing the aggregate
amount of Tax Distributions made by Borrower to any member of Borrower for any taxable period (or portion thereof), any Tax Withholding Amounts in respect of payments made or deemed made to such member during such taxable period (or portion thereof) shall be treated as a Tax Distribution made by Borrower to such member of Borrower in respect of such taxable period.

                           (e)      If, at the end of any taxable year of
Borrower, it is determined that the aggregate amount distributed by Borrower to any member of Borrower for such taxable year pursuant to this Section 7.11 exceeded the allowable Tax Distributions to such member for such period, then such excess amount shall be promptly paid to Borrower by such member, or at the option of Agent, shall be treated as a Tax Distribution to such member in the immediately following taxable year for the purposes of determining the Tax Distributions that can be made to such member in such immediately following taxable year pursuant to this Section 7.11.

         7.12 ACCOUNTING METHODS. Borrower will not, and will not permit any of the other Obligors to, modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of any Obligor's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or any Obligor's financial condition.

         7.13 INVESTMENTS. Borrower will not, and will not permit any of the other Obligors to, except for Permitted Investments, directly or indirectly make or acquire any Investment or

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incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Obligors shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in excess of $100,000 outstanding at any one time unless the applicable Obligor and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

         7.14 TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any of the other Obligors to, except for Permitted Restricted Payments and except for those transactions described on Schedule 7.14, directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Obligor except for transactions that are in the ordinary course of the Obligors' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Borrower will not, and will not permit any of the other Obligors to, suspend or go out of a substantial portion of its business except in connection with a Permitted Disposition or a Permitted Disposition LMA.

         7.16     [INTENTIONALLY OMITTED].

         7.17 USE OF PROCEEDS. Borrower will not, and will not permit any of the other Obligors to, use the proceeds of the Advances for any purpose other than (a) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) consistent with the terms and conditions hereof, for its lawful purposes.

         7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Borrower will not, and will not permit any of the other Obligors to, relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Borrower providing Agent with a Collateral Access Agreement.

         7.19 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Borrower will not, and will not permit any of the other Obligors to, establish or maintain any Deposit Account or Securities Account, unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account if such Deposit Account or Securities Account contains assets in excess of $100,000; provided, however, that, so long as control has not been exercised pursuant to any such Control Agreement due to the occurrence and continuance of an Event of Default, the Obligors may use the assets in such accounts (and the proceeds thereof) to the extent not prohibited by this Agreement.

         7.20 MAIN STATION LICENSES. Borrower will not, and will not permit any of the other Obligors to, except solely to the extent expressly permitted pursuant to this Agreement (i) cancel or terminate any of the Main Station Licenses or consent to or accept any cancellation or termination thereof, (ii) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its respective interest in any rights under any Main Station Licenses, (iii) amend, supplement or otherwise modify any of the Main Station Licenses, except as otherwise permitted pursuant to this Agreement, (iv) waive any default under or breach of any of the Main Station Licenses or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising under or in respect of any of the Main Station Licenses or vary or agree to the variation in any respect of any of the provisions of any of the Main Station Licenses or (v) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, terminate or suspend any of the Main Station Licenses or amend or modify any of the Main Station Licenses in a manner that would be materially adverse to Borrower or any of its Subsidiaries. Borrower, at its expense, will perform and comply, and will cause each of the other Obligors to perform and comply, in all material respects with all terms and provisions of each of the Main Station Licenses required to be performed or complied with by it or them, will maintain, or cause to be maintained, each of the Main Station Licenses in full force and effect, will enforce, or will cause to be enforced, each of the Main Station Licenses in accordance with their respective terms and will take, or cause to be taken, all such action to that end as from time to time may be reasonably requested by Agent.

         7.21 LOCAL MARKETING AGREEMENTS. Borrower will not, and will not permit any of the Obligors to, enter into any LMA or other similar arrangement, other than Permitted LMAs.

         7.22 FINANCIAL COVENANTS. Borrower will not, and will not permit any of the other Obligors to,

                           (a)      fail to maintain:

                           (i) MINIMUM EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

 Applicable Amount                                     Applicable Period
----------------------------------------------------------------------------
   ($ 1,250,000)                                     For the 3 month period
                                                   ending September 30, 2003
----------------------------------------------------------------------------

   ($ 1,625,000)                                     For the 6 month period
                                                    ending December 31, 2003
----------------------------------------------------------------------------
   ($ 2,600,000)                                     For the 9 month period
                                                     ending March 31, 2004
----------------------------------------------------------------------------
   ($ 1,500,000)                                    For the 12 month period
                                                      ending June 30, 2004
----------------------------------------------------------------------------
    $   365,000                                      For the 12 month period
                                                   ending September 30, 2004
----------------------------------------------------------------------------
    $ 2,400,000                                     For the 12 month period
                                                    ending December 31, 2004
----------------------------------------------------------------------------
    $ 3,580,000                                     For the 12 month period
                                                     ending March 31, 2005
----------------------------------------------------------------------------
    $ 5,220,000                                     For the 12 month period
                                                      ending June 30, 2005
----------------------------------------------------------------------------
    $ 6,600,000                                     For the 12 month period
                                                   ending September 30, 2005
----------------------------------------------------------------------------
    $ 8,150,000                                     For the 12 month period
                                                    ending December 31, 2005
----------------------------------------------------------------------------
    $ 8,935,000                                     For the 12 month period
                                                     ending March 31, 2006
----------------------------------------------------------------------------
    $ 9,275,000                                     For the 12 month period
                                                      ending June 30, 2006
----------------------------------------------------------------------------

                           (ii) TANGIBLE NET WORTH. Tangible Net Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

Applicable Amount                                      Applicable Date
-------------------------------------------------------------------------
    $64,720,000                                        September 30, 2003
-------------------------------------------------------------------------
    $61,830,000                                        December 31, 2003
-------------------------------------------------------------------------

    $58,050,000                                          March 31, 2004
-------------------------------------------------------------------------
    $58,700,000                                          June 30, 2004
-------------------------------------------------------------------------
    $56,290,000                                        September 30, 2004
-------------------------------------------------------------------------
    $55,030,000                                        December 31, 2004
-------------------------------------------------------------------------
    $52,130,000                                          March 31, 2005
-------------------------------------------------------------------------
    $51,405,000                                          June 30, 2005
-------------------------------------------------------------------------
    $50,295,000                                        September 30, 2005
-------------------------------------------------------------------------
    $50,680,000                                        December 31, 2005
-------------------------------------------------------------------------
    $48,650,000                                          March 31, 2006
-------------------------------------------------------------------------
    $48,370,000                                          June 30, 2006
-------------------------------------------------------------------------

                           (iii) INDEBTEDNESS TO EBITDA. A ratio of (a) Total Debt to (b) EBITDA of not greater than the ratio set forth in the following table for the applicable period set forth opposite thereto:

 Applicable Ratio                                     Applicable Period
---------------------------------------------------------------------------
    (36.1:1.0)                                      For the 3 month period
                                                  ending September 30, 2003
---------------------------------------------------------------------------
    (30.9:1.0)                                      For the 6 month period
                                                   ending December 31, 2003
---------------------------------------------------------------------------
    (20.3:1.0)                                      For the 9 month period
                                                    ending March 31, 2004
---------------------------------------------------------------------------
    (34.9:1.0)                                      For the 12 month period
                                                     ending June 30, 2004
---------------------------------------------------------------------------
    146.9:1.0                                      For the 12 month period
                                                  ending September 30, 2004
---------------------------------------------------------------------------
     22.4:1.0                                       For the 12 month period
                                                   ending December 31, 2004
---------------------------------------------------------------------------

     15.7:1.0                                       For the 12 month period
                                                     ending March 31, 2005
---------------------------------------------------------------------------
     10.7:1.0                                       For the 12 month period
                                                     ending June 30, 2005
---------------------------------------------------------------------------
     8.3:1.0                                       For the 12 month period
                                                  ending September 30, 2005
---------------------------------------------------------------------------
     6.0:1.0                                        For the 12 month period
                                                   ending December 31, 2005
---------------------------------------------------------------------------
     5.9:1.0                                        For the 12 month period
                                                     ending March 31, 2006
---------------------------------------------------------------------------
     5.6:1.0                                        For the 12 month period
                                                     ending June 30, 2006
---------------------------------------------------------------------------

                           (b)      make:

                           (i) CAPITAL EXPENDITURES. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

For the Fiscal Year ending      For the 2 Fiscal Years       For the 3 Fiscal Years       For the 4 Fiscal Years
     December 31, 2003         ending December 31, 2004     ending December 31, 2005     ending December 31, 2006
------------------------------------------------------------------------------------------------------------------
     $7,755,000                      $11,385,000                  $15,015,000                  $17,765,000
------------------------------------------------------------------------------------------------------------------

                  After the date of the consummation of each of the Portland Acquisition, the Richmond-Petersburg Acquisition, the Flint-Saginaw-Bay City Acquisition, and the Lexington Acquisition, the covenants set forth in this
Section 7.22 shall be adjusted to reflect the Acquisition Projections for the applicable Acquisition. The foregoing notwithstanding, the covenants set forth in this Section 7.22 shall also be adjusted following the consummation of any other Permitted Acquisition, Permitted Joint Venture Acquisition or Permitted LMA and as otherwise mutually agreed upon by Agent and Borrower.

         7.23 INACTIVE SUBSIDIARY. Borrower will not permit the Inactive Subsidiary to (a) own any material assets, or (b) engage in any business activity.

8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of its receipt of telephonic notice of such Overadvance, Borrower eliminates such Overadvance.

         8.2 If (a) Borrower fails or neglects to perform, keep, or observe, or any other Obligor fails or neglects to perform, keep, or observe, any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.9 (Location of Inventory and Equipment), 6.10 (Compliance with Laws), 6.11 (Leases), or 6.18 (Notices) (solely with respect to Main Station Licenses) of this Agreement and such failure continues for a period of 5 days; (b) Borrower, or any other Obligor, fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.5 (Advertising Rebates), 6.6 (Maintenance of Properties),
6.7 (Taxes), 6.14 (Environmental), 6.17 (License Status), 6.18 (Notices) (with respect to FCC Licenses other than Main Station Licenses), 6.20 (Disclosure Updates) of this Agreement and such failure continues for a period of 10 days; or (c) Borrower, or any other Obligor, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents (giving effect to any grace periods, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern); provided that, during any period of time that any such failure or neglect of Borrower, or any other Obligor, referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace period, the Lenders shall not required during such period to make Advances to Borrower;

         8.3 If any material portion of any Obligor's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person (excluding any securities intermediary or bank that has entered into a Control Agreement) and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture;

         8.4 If an Insolvency Proceeding is commenced by any of the Obligors;

         8.5 If an Insolvency Proceeding is commenced against any Obligor, and any of the following events occur: (a) such Obligor consents to the institution of such Insolvency

Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, the Obligors, or (e) an order for relief shall have been entered therein;

         8.6 If any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of the Obligors, taken as a whole;

         8.7 If (a) a notice of Lien is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof (a "Federal Lien"), or by any state, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of Agent in and to the Collateral or any portion thereof (a "Non-Federal Priority Lien"); or
(b) a notice of Lien is filed of record with respect to Borrower's or any of its Subsidiaries' assets by any state, county, municipal, or governmental agency that is not a Non-Federal Priority Lien (a "Non-Federal Non-Priority Lien"); provided, however, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or the combination thereof, is less than $250,000, an Event of Default shall not occur under this subsection if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least 5 days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Agent shall have the absolute right to establish and maintain a reserve against the Borrowing Base and the Maximum Revolver Amount in an amount equal to the aggregate amount of the underlying claims (determined by Agent, in its Permitted Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Agent, in its Permitted Discretion, to arise in connection therewith);

         8.8 If a judgment or other claim involving $250,000, or more, becomes a Lien or encumbrance upon any material portion of any Obligor's assets and such judgment or claim is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture;

         8.9 If Borrower or any of the other Obligors causes a default under any material agreement to which Borrower or any of the other Obligors is a party, the termination of which could reasonably be expected to result in a material adverse effect on any of the Stations, and such default results in the termination of such agreement, or the refusal to renew such agreement pursuant to an automatic renewal right therein;

         8.10 If any Obligor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made (as and when made) to the Lender Group by Borrower, its Subsidiaries, or any officer, management employee, or director of Borrower or any of its Subsidiaries;

         8.12 If the obligation of any Guarantor under the Guaranty is limited (other than pursuant to its solvency savings clause) or terminated by declaration of a court of competent jurisdiction or by such Guarantor thereunder;

         8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason (other than negligence on the part of Agent), fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral (other than Collateral having an aggregate value of $10,000, or less) covered hereby or thereby and such event, if not occasioned by an Obligor, continues for a period of 5 days;

         8.14 Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability of any Loan Document shall be contested by any Obligor, or a proceeding shall be commenced by any Obligor, or by any Governmental Authority having jurisdiction over any Obligor, seeking to establish the invalidity or unenforceability thereof, or any Obligor shall deny in writing that such Obligor has any liability or obligation purported to be created under any Loan Document and any such event, if not occasioned by an Obligor, continues for a period of 5 days;

         8.15 If there is a default under or with respect to the Intermediate Notes, the Intermediate Indenture, or any other evidence of Indebtedness of Borrower or any of its Subsidiaries (other than to the Lender Group hereunder) for borrowed money which, when aggregated with all other such defaults of Borrower and its Subsidiaries or any of them, equals or exceeds $500,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

         8.16 If the transmission of the broadcast signal(s) of any Station(s) shall be interrupted or if the operating power or coverage of any Mature Station(s) shall be materially reduced below the power and coverage to be obtained by such Station(s)' facilities as reflected on the FCC License(s) for such Station(s), at any time for more than 48 consecutive hours on 2 occasions, whether or not consecutive, in any 12 month period, unless such interruption occurs by reason of force majeure, or (ii) in the event of force majeure, 14 days, in each case, unless (and only so long as) all damages, liabilities and other effects of such interruption of service are fully covered (other than any reasonable deductible) by business interruption insurance; or

         8.17 If any Obligor fails to keep in force, suffers the termination or revocation of, terminates, forfeits or suffers a materially adverse modification to, (a) any Main Station License at any time held by such Obligor and necessary to the operation of any Station owned by any Obligor, or (b) any one or more licenses, the aggregate result of which deprives any Station owned by any Obligor of the ability to reach the entire market area of such Station (a "Market Area Loss") and such Market Area Loss results in a Material Adverse Change.

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrower:

                           (a)      Declare all Obligations, whether evidenced
by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                           (c)      Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                           (d)      Settle or adjust disputes and claims
directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                           (e)      Borrower agrees that, upon the occurrence of
and during the continuance of an Event of Default and at Agent's request, Borrower will, and will cause each of the other Obligors to, immediately file, or cause to be filed, such applications for approval, and shall take all other and further actions required by Agent to obtain such approvals or consents, of regulatory authorities as are necessary to transfer ownership and control to Agent, for the benefit of the Lenders, of the FCC Licenses held by any Obligor, or its interest in any Person holding any such FCC License. To enforce the provisions of this

Section 9.1(e), Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC its consent to an involuntary transfer of control of any FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Borrower hereby agrees to authorize, and to cause each of the other Obligors to authorize, such an involuntary transfer of control upon the request of the receiver so appointed and, if Borrower shall refuse to authorize or cause any of the other Obligors to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, Borrower shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for the FCC's consent to the assignment of any FCC License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization. Borrower acknowledges that the assignment or transfer of FCC Licenses is integral to Agent's realization of the value of the Collateral, that there is no adequate remedy at law for failure by Borrower to comply with the provisions of this Section 9.1(e) and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 9.1(e) may be specifically enforced.

                           (f)      Without notice to or demand upon Borrower or
any other Obligor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of the Obligors' owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g)      Without notice to Borrower (such notice
being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                           (h)      Hold, as cash collateral, any and all
balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                           (i)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, for use only after the occurrence and during the continuance of an Event of Default, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral;

                           (j)      Sell the Personal Property Collateral at
either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                           (k)      Agent shall give notice of the disposition
of the Personal Property Collateral as follows:

                           (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                           (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 15 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                           (l)      Agent, on behalf of the Lender Group, may
credit bid and purchase at any public sale; and

                           (m)      Agent may seek the appointment of a receiver
or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may, in accordance with applicable FCC rules or regulations, seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                           (n)      The Lender Group shall have all other rights
and remedies available at law or in equity or pursuant to any other Loan Document; and

                           (o)      Any deficiency that exists after disposition
of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be promptly returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

                  If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC.Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

         11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3     INDEMNIFICATION.

                           (a)      Borrower shall pay, indemnify, defend, and
hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the review, execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, (a) Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person, and (b) Borrower shall have no obligation to any Assignee or Participant, or its respective officers, directors, employees, agents, or attorneys-in-fact with respect to any attorneys fees or disbursements and other costs and expenses incurred by any of them in connection with or as a result of or related to the review, execution, and delivery of this Agreement or the Assignment and Acceptance or participation agreement pursuant to which they become a party hereto or Participant herein. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.

                           (b)      NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE
OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER

ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

                  If to Borrower:      ACME TELEVISION, LLC
                                       2101 E. Fourth Street, Suite 202A
                                       Santa Ana, California 92705
                                       Attn: Mr. Tom Allen
                                       Fax No. 949.245.9494

                  with copies to:      O'MELVENY & MYERS LLP
                                       1999 Avenue of the Stars
                                       Los Angeles, California 90067
                                       Attn: Allison Keller, Esq.
                                       Fax No. 310.246.6774

                  If to Agent:         WELLS FARGO FOOTHILL, INC.
                                       2450 Colorado Avenue
                                       Suite 3000 West
                                       Santa Monica, California 90404
                                       Attn: Structured Finance Division Manager
                                       Fax No. 310.453.7442

                  with copies to:      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                       515 South Flower Street, 25th Floor
                                       Los Angeles, California 90071
                                       Attn: John Francis Hilson, Esq.
                                       Fax No. 213.627.0705

                  Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against the Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                           (a)      THE VALIDITY OF THIS AGREEMENT AND THE OTHER
LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                           (b)      THE PARTIES AGREE THAT ALL ACTIONS OR
PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER, ACME PARENT, AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                           (c)      BORROWER, ACME PARENT, AND THE LENDER GROUP
HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER, ACME PARENT, AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF

LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1     ASSIGNMENTS AND PARTICIPATIONS.

                           (a)      Any Lender may, with the written consent of
Agent and Borrower (provided that (i) no written consent of Agent or Borrower shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee, (ii) no written consent of Borrower shall be required in connection with any assignment or delegation if an Event of Default shall have occurred and be continuing, and (iii) no assignment and delegation shall be made, without the prior written consent of Borrower, to any Person that is organized in or under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof or is otherwise not a United States person as defined in the IRC (a "Foreign Person") if payments to such Person would require Borrower to pay any Taxes or any additional amounts pursuant to Section 16.11(e)), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                           (b)      From and after the date that Agent notifies
the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such

Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

                           (c)      By executing and delivering an Assignment
and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d)      Immediately upon each Assignee's making its
processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                           (e)      Any Lender may at any time, with the written
consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating or other beneficial interests ("Participating Interests") in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such Participating Interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the Participating Interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any Participating Interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant has a Participating Interest,
(D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) reduce the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower under any of the Loan Documents (including, without limitation, under Section 16.11) shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its Participating Interest in amounts owing under this Agreement to the same extent as if the amount of its Participating Interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                           (f)      In connection with any such assignment or
Participating Interest or proposed assignment or Participating Interest, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business, so long as such Lender has first secured a customary confidentiality agreement from such proposed assignee or Participant.

                           (g)      Any other provision in this Agreement
notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that Borrower and ACME Parent may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower or ACME Parent is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

                           (a)      increase or extend any Commitment of any
Lender,

                           (b)      postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

                           (c)      reduce the principal of, or the rate of
interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                           (d)      change the percentage of the Commitments
that is required to take any action hereunder,

                           (e)      amend this Section or any provision of the
Agreement providing for consent or other action by all Lenders,

                           (f)      release Collateral other than as permitted
by Section 16.12,

                           (g)      change the definition of "Required Lenders",

                           (h)      contractually subordinate any of the Agent's
Liens,

                           (i)      other than in connection with a Permitted
Disposition or Permitted Swap, or in connection with a sale or other dispositions by Agent pursuant to its remedies as a secured creditor, release the Obligors from any obligation for the payment of money, or

                           (j)      change the definition of Borrowing Base or
the definition of Maximum Revolver Amount, or change Section 2.1(b), or

                           (k)      amend any of the provisions of Section 16.
and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

         15.2     REPLACEMENT OF HOLDOUT LENDER.

                           (a)      If any action to be taken by the Lender
Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders ("Subject Action"), and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent or Borrower, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder; provided, however, that in the case of any Holdout Lender replaced by Borrower, Subject Action must (i) have been requested in good faith and not for the purpose of avoiding any premium or penalty of any kind whatsoever, and (ii) have been approved by the Required Lenders; and, provided further, that Borrower may not permanently replace WFF as a Lender so long as WFF is also Agent. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Notwithstanding the foregoing, Borrower shall have the right to permanently replace any Holdout Lender at any time (including Agent) so long as any and all applicable premiums or penalties are paid by Borrower to such Holdout Lender in connection therewith. Borrower shall be entitled to rely on any written representation by Agent that the unanimous consent, authorization, or agreement of all Lenders has been obtained with respect to any Subject Action.

                           (b)      Prior to the effective date of such
replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and

Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

         15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.      AGENT; THE LENDER GROUP.

         16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. Except for the provisions of Sections 16.10, 16.11, 16.12, and 16.17(d) below, the provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents,
(c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the proceeds of the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

         16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         16.3     LIABILITY OF AGENT. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

         16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from proceeds of Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from proceeds of Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         16.8 AGENT IN INDIVIDUAL CAPACITY. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

         16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. A successor Agent must be an Eligible Transferee. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

         16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

         16.11    WITHHOLDING TAXES.

                           (a)      If any Lender is a Foreign Person and such
Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

                           (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception described in Section 871(h) or 881(c) of the IRC, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (b) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                           (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

                           (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower;

                           (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction and, if an exemption or reduction of U.S. withholding tax under Sections 1441 or 1442 of the IRC is available under such changed circumstances, to provide any statement or form required to establish any such exemption or reduction.

                           (b)      If any Lender claims exemption from, or
reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of its beneficial ownership interest in the Obligations of Borrower to such Lender, such Lender agrees to promptly notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat statements or forms previously provided by such Lender pursuant to this Section 16.11 as no longer valid.

                           (c)      If any Lender is entitled to a reduction in
the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section 16.11 are not delivered to Agent or Borrower or are no longer valid, then Agent and Borrower may withhold from any interest payment to such Lender not providing such forms or other documentation, or in respect of whom such forms or other documentation, although provided, are or have become wholly or partially invalid, an amount equivalent to the applicable withholding tax.

                           (d)      If the IRS or any other Governmental
Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                           (e)      All payments made by Borrower hereunder or
under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than a political subdivision or taxing authority of or in the United States) with respect to such payments (but excluding, any tax (and any interest, penalties or similar liabilities with respect thereto) imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender (including any franchise, branch profits or similar taxes), or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) if such Person fails to comply with any requirements under this Section 16.11 to establish an exemption from or reduction of any Tax, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

         16.12    COLLATERAL MATTERS.

                           (a)      The Lenders hereby irrevocably authorize
Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry),
(iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that

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

(1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (b)      Agent shall have no obligation whatsoever to
any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         16.13    RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                           (a)      Each of the Lenders agrees that it shall
not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any Deposit Accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                           (b)      If, at any time or times any Lender shall
receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

         16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

                           (a)      is deemed to have requested that Agent
furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

                           (b)      expressly agrees and acknowledges that Agent
does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                           (c)      expressly agrees and acknowledges that the
Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

                           (d)      agrees to keep all Reports and other
material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any Participating Interest in such Lender's rights hereunder, so long as such Lender has first secured a customary confidentiality agreement from such potential or actual Assignee or Participant, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

                           (e)      without limiting the generality of any other
indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such

Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

         16.19 LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Paul, Hastings, Janofsky & Walker LLP ("PHJ&W") only has represented and only shall represent WFF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that PHJ&W does not represent it in connection with any such matters.

17.      GENERAL PROVISIONS.

         17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower, ACME Parent, Agent, and each Lender whose signature is provided for on the signature pages hereof.

         17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group, Borrower, or ACME Parent, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders), Borrower, and ACME Parent.

         17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by the Obligors or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of the Obligors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         17.8 FCC APPROVALS. Notwithstanding anything herein or in any of the Loan Documents to the contrary, but without limiting or waiving in any way Borrower's obligations under this Agreement or the other Loan Documents, the Lender Group's rights hereunder and under the Loan Documents are subject to the Communications Act of 1934, as amended, and all applicable policies, rules and regulations of the FCC. Agent and the Lenders will not take any action pursuant to this Agreement or the Loan Documents which would constitute or result in any assignment or transfer of control of any FCC License, whether de jure or de facto, if such assignment or transfer of control would require under the then existing law (including the Communications Act of 1934, as amended, and the published policies, rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval.

         17.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         17.10 AMENDMENT AND RESTATEMENT OF EXISTING LOAN AGREEMENT. This Agreement constitutes an amendment and restatement of the Existing Loan Agreement effective from and after the Restatement Closing Date. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the Obligations or any other obligations owing to the Lenders or the Agent under the Existing Loan Agreement or any other Loan Document. On the Restatement Closing Date, the credit facilities and the terms and conditions thereof described in the Existing Loan Agreement shall be amended and replaced by the credit facilities and the terms and conditions thereof described herein, and all Advances and other Obligations of Borrower outstanding as of such date under the Existing Loan Agreement shall be deemed to be Advances and Obligations outstanding under the corresponding facilities described herein (such that all Advances and Letters of Credit which are outstanding on the Restatement Closing Date under the Existing Loan Agreement shall become Advances and Letters of Credit, respectively, under this Agreement), without further action by any Person. Each of the parties hereto hereby acknowledges and agrees that the grant of the security interests in the Collateral pursuant to Section 4.1 of this Agreement and in any other Loan Document is not intended to, nor shall it be construed, as constituting a release of any prior security interests granted by any Obligor in favor of Agent or Lender in or to any Collateral or any other Property of such Obligor, but is intended to constitute a restatement and reconfirmation of the prior security interests granted by the Obligors in favor of Agent and Lenders in and to the Collateral and a grant of a new security interest in those types of Collateral that were not included in any prior security grants by the Obligors by virtue of the recent enactment of Revised Article 9 of the Code.

         17.11 COMMITMENT INCREASE OPTION; COMMITMENT DECREASE. The Lender Group hereby grants to Borrower the option (the "Commitment Increase Option") of increasing the Maximum Revolver Amount from $40,000,000 to $50,000,000 (subject to any previous reductions in the Maximum Revolver Amount pursuant to Section 2.2, in which case the Maximum Revolver Amount shall increase by $10,000,000 above the Maximum Revolver Amount in effect immediately prior to the date of Borrower's exercise of the

Commitment Increase Option). Borrower may exercise the Commitment Increase Option subject to the satisfaction in full of each of the following conditions:

                           (a)      Borrower shall give Agent 5 Business Days
prior written notice of its intent to exercise the Commitment Increase Option;

                           (b)      Concurrent with the increase of the Maximum
Revolver Amount, Borrower shall pay to Agent, for the benefit of the Lenders, the Commitment Increase Fee;

                           (c)      The Commitment Increase Option must be
exercised on or prior to March 31, 2004; and

                           (d)      No Default or Event of Default exists or
would result therefrom.

                  If Borrower exercises the Commitment Increase Option, the Maximum Revolver Amount shall thereupon increase to $50,000,000 (subject to any previous reductions in the Maximum Revolver Amount pursuant to Section 2.2, in which case the Maximum Revolver Amount shall increase by $10,000,000 above the Maximum Revolver Amount in effect immediately prior to the date of Borrower's exercise of the Commitment Increase Option). If the Maximum Revolver Amount is increased due to Borrower's exercise of the Commitment Increase Option, it shall automatically decrease by an amount equal to (i) $1,000,000 on the first anniversary of the Restatement Closing Date and (ii) $1,000,000 on the second anniversary of the Restatement Closing Date. The Lenders' respective Commitments shall be increased or decreased as provided for in this Section 17.11 in accordance with their respective Pro Rata Shares.

         17.12    WAIVERS BY ACME PARENT.

                           (a)      ACME Parent is executing this Agreement
solely for the purpose of making the covenants, waivers, consents, and other agreements set forth in Sections 7.1, 7.2, 7.6, 7.8, 9.2, 11.3(b), 13, 14.2,
17.1, 17.3, 17.4, 17.5, 17.6, 17.9, 17.10, 17.12, and 17.13 and not as an
Obligor. In the event, however, that ACME Parent's execution of this Agreement is determined to be in the nature of a guaranty or a suretyship, ACME Parent makes the following waivers, consents, and agreements: Except as otherwise expressly provided in this Agreement, ACME Parent hereby waives notice of acceptance of its liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). ACME Parent hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Obligor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations. Without limiting the generality of the foregoing, ACME Parent assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Obligor to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 17.12 afford grounds for terminating, discharging or relieving ACME, in whole or in part, from any of its covenants under this Agreement, it being the intention of ACME Parent that, so long as any of the Obligations hereunder remain unsatisfied, the covenants of ACME Parent under this Agreement shall not be discharged except by performance and then only to the extent of such performance. The covenants of ACME Parent under this Agreement shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Obligor or any Agent or Lender. The covenants of ACME Parent hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any Obligor or any Agent or Lender.

                           (b)      ACME Parent represents and warrants to Agent
and Lenders that ACME Parent is currently informed of the financial condition of the Obligors and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. ACME Parent further represents and warrants to Agent and Lenders that it has read and understands the terms and conditions of the Loan Documents. ACME Parent hereby covenants that it will continue to keep informed of the Obligors' financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

                           (c)      ACME Parent waives all rights and defenses
arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed ACME Parent's rights of subrogation and reimbursement against Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

                           (d)      ACME Parent waives all rights and defenses
that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

                           (i) Agent and Lenders may collect from any Obligor without first foreclosing on any Real Property Collateral or Personal Property Collateral pledged by any other Obligor.

                           (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by any Obligor:

                                    The amount of the Obligations may be reduced
                           only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                                    Agent and Lenders may collect from such
                           Obligor even if Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Obligor may have to collect from the other Obligors.

This is an unconditional and irrevocable waiver of any rights and defenses ACME Parent may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

                           (e)      The provisions of this Section 17.12 are
made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against ACME Parent as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the Obligors or to exhaust any remedies available to it or them against any of the Obligors or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 17.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Obligors, or otherwise, the provisions of this Section 17.12 will forthwith be reinstated in effect, as though such payment had not been made.

                           (f)      ACME Parent hereby agrees that it will not
enforce any of its rights of contribution or subrogation against the Obligors with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which ACME Parent may have against any Obligor with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the

Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Obligor, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to ACME Parent therefor.

                           17.13    DISCLOSURE OF TAX INFORMATION.
Notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement, shall not apply to the federal tax structure or federal tax treatment of the transactions contemplated hereby, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of the transactions contemplated hereby. The preceding sentence is intended to cause the transaction contemplated hereby to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the transactions contemplated by this Agreement or any federal tax matter or federal tax idea related to such transactions.

                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        ACME TELEVISION, LLC,
                                        a Delaware limited liability company

                                        By: /s/Thomas D. Allen
                                            ------------------------------------
                                        Title: Executive Vice President and CFO

                                        ACME COMMUNICATIONS, INC.,
                                        a Delaware corporation

                                        By: /s/Thomas D. Allen
                                            ------------------------------------
                                        Title: Executive Vice President and CFO

                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender

                                        By: ____________________________________
                                        Title:

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        a Delaware corporation, as a Lender

                                        By:____________________________
                                        Title:

               [AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

                             EXHIBITS AND SCHEDULES

Exhibit A-1                    Form of Assignment and Acceptance
Exhibit C-1                    Form of Compliance Certificate
Exhibit L-1                    Form of LIBOR Notice
Exhibit P-1                    Form of Parent Guarantor Security Agreement
Exhibit P-2                    Form of Parent Guaranty
Exhibit P-3                    Form of Parent Pledge Agreement
Exhibit S-1                    Form of Solvency Certificate

Schedule A-1                   Agent's Account
Schedule C-1                   Commitments
Schedule D-1                   Designated Account
Schedule P-1                   Permitted Investments
Schedule P-2                   Permitted Liens
Schedule R-1                   Real Property Collateral
Schedule 2.7(a)                Cash Management Banks
Schedule 5.5                   Locations of Inventory and Equipment
Schedule 5.7                   Chief Executive Office; FEIN
Schedule 5.8(b)                Capitalization of Borrower
Schedule 5.8(c)                Capitalization of Borrower's Subsidiaries
Schedule 5.9                   Governmental Consents
Schedule 5.10                  Litigation
Schedule 5.14                  Environmental Matters
Schedule 5.16                  Intellectual Property
Schedule 5.17                  Tower Leases and Key Leases
Schedule 5.18                  Demand Deposit Accounts
Schedule 5.20                  Permitted Indebtedness
Schedule 5.21                  Licenses
Schedule 5.27                  Signal Carriage
Schedule 5.23                  LMAs
Schedule 7.14                  Transactions with Affiliates

                                  SCHEDULE A-1
                                 AGENT'S ACCOUNT

                  An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain Deposit Account bearing account number 323-266193 and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                                  SCHEDULE C-1
                                   COMMITMENTS

                                          COMMITMENTS (SUBJECT TO INCREASE OR DECREASE IN
                                          ACCORDANCE WITH SECTION 17.11 OF THE AMENDED AND
                 LENDER                        RESTATED LOAN AND SECURITY AGREEMENT)
------------------------------------------------------------------------------------------
Wells Fargo Foothill, Inc.                                 $20,000,000
------------------------------------------------------------------------------------------
General Electric Capital Corporation                       $20,000,000
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
All Lenders                                                 $40,000,000
------------------------------------------------------------------------------------------